UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2011

FluoroPharma Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

500 Boylston Street, Suite 1600
Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 456-0366

3370 N. Hayden Rd. #123-591, Scottsdale, AZ 85251
(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

This amendment on Form 8-K/A is being filed to address certain comments received from the Securities Exchange and Commission.

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “ Filings ”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01         Entry into a Material Definitive Agreement

Item 2.01          Completion of Acquisition or Disposition of Assets

The Merger

On May 16, 2011, FluoroPharma Medical, Inc. f/k/a Commercial E-Waste Management, Inc., a Nevada corporation ("FPM" or the “Company”), entered into an Agreement and Plan of Merger and Merger (the "Merger Agreement") by and among FPM, FluoroPharma, Inc., a Delaware corporation ("FPI"), and FPI Merger Corporation., a newly formed, wholly owned Delaware subsidiary of FPM ("MergerCo”). Upon closing of the merger transaction contemplated under the Merger Agreement (the "Merger"), on May 16, 2011, MergoCo merged with and into FPI, and FPI, as the surviving corporation, became a wholly owned subsidiary of FPM.

Pursuant to the terms and conditions of the Merger Agreement:

•
All of the outstanding shares of FPI’s common stock prior to the Merger were converted into the right to receive 13,911,011 shares of FPM’s common stock. Accordingly, an aggregate of 13,911,011 shares of our common stock were issued to the shareholders of FPI.

•
All of the outstanding warrants to purchase shares of FPI’s common stock prior to the Merger were converted into the right to receive 661,617 warrants to purchase shares of FPM’s common stock. Accordingly, an aggregate of 661,617 warrants to purchase shares our common stock were issued to the warrant holders of FPI with exercise prices ranging from $0.95 to $2.00.

•	A subsidiary of the Company merged with and into FPI, with FPI surviving as a wholly owned subsidiary of FPM.

•
Immediately before the closing of the Merger, FPM entered into subscription agreements for the sale and issuance of an aggregate of 2,611,375 shares of its common stock, par value $.001 per share and 1,807,229 shares of Series A Preferred Stock, par value $.001 per share in a private placement (the “Private Placement”) at a price of $0.83 per share for aggregate gross proceeds of $2,624,235, plus the conversion of $367,600 of deferred compensation to certain officers and directors of FPI and the automatic exchange at 110% of the outstanding principal amount plus all accrued and unpaid interest (the “Outstanding Balance”) of certain Convertible Promissory Notes issued by FPI with an Outstanding Balance of $614,118. Investors who invested in the aggregate a minimum of $1,500,000 received Series A Preferred Stock, which has the rights and preferences set forth in a Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock, filed with the Secretary of State of Nevada on May 13, 2011 (the “Certificate of Designation”). The Investors who purchased Series A Preferred Stock received a four year warrant to purchase 50% of the shares purchased and the investors who purchased Common Stock received a four year warrant to purchase 35% of the shares purchased. The warrants are exercisable at an exercise price of $1.33. The Company entered into a registration rights agreement with the investors agreeing to file a registration statement within 60 days of the closing and to have the registration statement declared effective within 150 days of the closing, if the registration statement is not subject to a full review and within 180 days of the closing if the registration statement is subject to a full review.  Burnham Hill Partners LLC and Monarch Capital Group, LLC served as the placement agents in connection with the Offering. Burnham Hill Partners LLC received cash fees of $206,346 and 401,546 placement agent warrants to purchase shares of the Company’s common stock at a price per share of $0.83. Monarch Capital Group, LLC received cash fees of $21,350 and 36,747 placement agent warrants to purchase shares of the Company’s common stock at a price per share of $0.83.

•
In connection with the Merger, our majority stockholder agreed to return to treasury for cancellation 9,500,000 shares of our common stock (the “Stock Cancellation”), resulting in 1,500,000 shares of common stock held by persons who were stockholders of ours prior to the Merger remaining outstanding.

•	Following the Closing of the Merger, the Private Placement and the Stock Cancellation there are 18,183,636 shares of the Company’s common stock outstanding.

•
At the closing of the Merger, Anna Chalmers resigned as the sole officer and director of the Company. Thijs Spoor was appointed as CEO, CFO and President. David R. Elmaleh, Ph.D, was appointed as Chairman of the Board of Directors and Walter Witoshkin, and Peter S. Conti, M.D., Ph.D were appointed as Directors.

We did not have any outstanding options or warrants to purchase shares of capital stock immediately prior to the closing of the Merger. Upon closing of the Merger, we issued 2,611,375 shares of common stock and 1,807,229 shares of Series A Preferred in the Private Placement and warrants to purchase 1,817,593 shares of common stock to placement agents in connection with the Private Placement. Prior to the Merger, we adopted the 2011 Equity Incentive Plan (the “2011 Plan”) and reserved 6,475,750 shares of common stock for issuance as awards to officers, directors, employees, consultants and others. Upon closing of the Merger, we issued options to purchase an aggregate of 4,423,500 shares of our common stock with strike prices ranging from $0.13 to $1.33 per share to certain of our post-Merger officers, directors, employees, consultants and others.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Subscription Agreements filed as Exhibit 10.1 and 10.2 hereto; (ii) form of Warrant issued pursuant to the Subscription Agreement filed as Exhibit 10.3 hereto; (iii) form of Registration Rights Agreement filed as Exhibit 10.4 hereto, and (iv) Certificate of Designation filed as Exhibit 3.1.

The shares of FPM's common stock issued to the former holders of FPI’s common stock in connection with the Merger, and the shares of the Company's common stock and warrants issued in the Private Placement, were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Business. We intend to carry on the business of FPI, as our sole line of business. Upon closing of the Merger, we relocated our executive offices to 500 Boylston St., Suite 1600, Boston, MA 02116 and our telephone number is (617) 456-0366.

Accounting Treatment. The Merger is being accounted for as a reverse acquisition and recapitalization. FPI is the acquirer for accounting purposes and FPM is the acquired company. Accordingly, FPI’s historical financial statements for periods prior to the acquisition become those of the registrant (FPM) retroactively restated for and giving effect to, the number of shares received in the Merger. The accumulated deficit of FPI is carried forward after the acquisition. Operations reported for periods prior to the Merger are those of FPI. Earnings per share for the periods prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Tax Treatment; Small Business Issuer . The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or such other tax free reorganization exemptions that may be available under the Code.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Changes to the Board of Directors and Executive Officers.   Upon the closing of the Merger, Anna Chalmers resigned as the sole officer and director of the Company. Thijs Spoor was appointed as CEO, CFO and President. David R. Elmaleh, Ph.D, was appointed as Chairman of the Board of Directors and Walter Witoshkin, and Peter S. Conti, M.D., Ph.D were appointed as Directors.

Description of Our Company

FPM was organized January 25, 2007 under the laws of the State of Nevada. FPM served as an electronics waste management solution provider, specializing in the collection, retirement, storage and remarketing of excess, damaged or obsolete electronic assets, such as computer, telecommunications and other electronic office equipment.

FPI, a Delaware corporation, is a molecular imaging company headquartered in Boston, MA. FPI was founded in 2003 to engage in the discovery, development and commercialization of proprietary products for the positron emission tomography (PET) market. The Company’s initial focus has been on the development of novel cardiovascular imaging agents that can more efficiently and effectively detect and assess acute and chronic forms of coronary artery disease (CAD). Molecular imaging pharmaceuticals are radiopharmaceuticals that enable early detection of disease through the visualization of subtle changes in biochemical and biological processes.

Description of our Business

As used in this Current Report on Form 8-K, all references to the "Company," "we," "our" and "us "for periods prior to the closing of the Merger refer to FluoroPharma, Inc. as a privately owned company and for periods subsequent to the closing of the Merger refer to FPM  and its direct and indirect subsidiaries (including FPI).

Overview

We are a biopharmaceutical company specializing in discovering, developing and commercializing molecular imaging pharmaceuticals with initial applications in the area of cardiology. Molecular imaging pharmaceuticals are radiopharmaceuticals that enable early detection of disease through the visualization of subtle changes in biochemical and biological processes.  We currently have two clinical-stage molecular imaging pharmaceutical product candidates: CardioPET and BFPET. Additionally we have identified potential candidates that may be useful in the detection and/or treatment of vulnerable plaque.

Our Product Candidates

CardioPET

CardioPET (Trans-9-[18F]-Fluoro-3, 4-Methyleneheptadecanoic Acid) is a novel molecular imaging agent in development by FluoroPharma for the assessment of myocardial metabolism. We intend to develop CardioPET for use in the following areas: (a) detection of ischemic and infarcted tissue in patients with suspected or proven forms of acute and chronic CAD, including those that cannot undergo stress-testing; and (b) Cardiac Viability Assessment (CVA), for the prediction of functional improvement prior to, or following revascularization in patients with acute CAD, including myocardial infarction.

BFPET

BFPET ([18F]-labeled cationic lipophilic tetraphosphonium) is a novel blood flow imaging agent being developed by FluoroPharma for use in conjunction with stress-testing for the detection of ischemic (reversibly damaged) and infarcted (irreversibly damaged) tissue within the myocardium in patients with suspected or proven chronic coronary artery disease (CAD).  BFPET has been designed to enter the myocardial cells of the heart muscle in direct proportion to blood flow and membrane potential—the two most important physiological indicators of adequate blood supply to the heart. BFPET has been designed to effectively differentiate among those cells of the myocardium that are ischemic, infarcted and those that are healthy. Because ischemic and infarcted cells take up significantly less BFPET than normal healthy myocardial cells, as mitochondrial seek agent, the signal emitted by BFPET is inversely proportional to the extent of myocardial injury.  Therefore, as a result of BFPET’s use, we believe ischemic heart tissue can be more reliably detected using BFPET. We anticipate that BFPET will primarily be used in conjunction with stress-testing for patients with suspected or proven chronic CAD. If approved, BFPET will represent the first molecular imaging blood flow agent commercialized for use in the cardiovascular segment of the PET imaging market.

BFPET has completed Phase I trials and is entering Phase II trials to assess its efficacy in CAD subjects.

FluoroPharma believes that CardioPET may be ideal for CVA through its ability to specifically identify jeopardized but viable myocardium—that is, heart tissue that has suffered an acute episode of ischemia, but is still viable. Identifying viable myocardium, also referred to as hibernating or stunned myocardium, from non-viable scar tissue is crucial because it is well documented that revascularization in patients with substantial viable myocardium results in improved left ventricular dysfunction and survival. Importantly, CardioPET, if approved, may have several significant advantages for assessing cardiac viability using PET, and would represent the first imaging agent available in the U.S. for use in patients with acute and chronic CAD that cannot undergo stress-testing. CardioPET is designed to provide the metabolic component for CVA. Accordingly, it may be used with either BFPET or other blood flow agents in performing CVA.

VasoPET

FluoroPharma is developing VasoPET, Diadenosine-5’5’’’-P1, P4-tetraphosphate (Ap4A) analogs, such as P2, P3-monochloromethylene diadenosine 5’, 5’’’-P1, P4-tetraphosphate (Ap2CHClp2A), as novel molecular imaging agent for the detection of “vulnerable” coronary artery plaque in patients with CAD. VasoPET, if approved, would represent the first PET cardiac product to reliably image inflamed plaque and therefore may differentiate between vulnerable and stable coronary artery plaque.

The rupture of atherosclerotic plaques and the subsequent formation of thrombi are currently recognized as the primary mechanisms of myocardial and cerebral infarctions. Therefore, the detection of vulnerable plaque in atherosclerotic lesions is a desirable goal—and to date remains both a significant unmet clinical objective and a large unaddressed market opportunity.

Coronary artery plaques grow over time and progressively narrow the lumen of the coronary artery until blood flow to the heart diminishes to a critical level. The decrease in blood flow causes symptoms of chest pain (angina), at first during exercise and then progressively during rest. Rupture of the plaque and/or clot formation overlying the plaque may then result in myocardial ischemia and/or myocardial infarction. Coronary artery plaque that is “vulnerable” is differentiated from its “stable” form by a large lipid-rich atheromatous core, a thin fibrous cap, and infiltration by inflammatory cells such as macrophages. The risk factor for rupture (and subsequent heart attack) is currently thought to be independent of plaque size and arterial narrowing, but rather is thought to correlate more with the presence of inflammation.

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted molecular imaging pharmaceuticals that improve disease detection, management and overall patient care. We plan to take the following steps to implement our strategy:

•
Seek regulatory approval for BFPET, CardioPET and VasoPET in the United States, and selectively in other countries.   We plan to perform phase II trials in the U.S. for our lead candidates comparing our agents to current standard of care with the patients as their own controls.  Upon validation of this data we would expect to immediately begin a multi-center phase III trial of our compounds for registration purposes.  If we achieve FDA approval, we would expect to license our products outside of the United States and may seek regulatory approval outside of the United States to support our licensing capabilities.

•
Develop our own specialty sales and marketing teams to market BFPET, CardioPET and VasoPET in the United States. We intend to develop specialty sales teams and/or enter into licensing agreement with established PET specialized companies for production and distribution of our agents in the United States for our products.  We plan to develop strategic collaborations for non-U.S. markets if the opportunities are compelling .

•
Expand the indications for which BFPET, CardioPET and VasoPET may be used . We believe that CardioPET and BFPET may offer significant benefits over the current standard of care in the non-acute setting for the diagnosis of coronary disease. Our plan is to initiate U.S. Phase II clinical trials for these drugs in non-acute settings in order to demonstrate significant improvements over the use of Rb-82 or traditional SPECT agents.

•
Advance the development of our preclinical product candidates.   We have several early stage development programs that will expand our activity in molecular cardiology, oncology and neurology. These programs focus on novel approaches in target selection and the use of our technology platforms to provide innovative new product candidates.

•
Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for oncology, cardiology, neurology and other areas of unmet medical need. In addition, we intend to continue to in-license and acquire products, product candidates and technologies that are consistent with our research and development and business focus and strategies.

Product Development

Management has extensive experience in regulatory and clinical development of molecular imaging products. We intend to take advantage of our extensive clinical research and development experience in the field of molecular imaging agents in an attempt to increase the probability of product approval.  We believe that while the overall regulatory process for molecular imaging products is currently similar to those governing therapeutic agents, the development timelines may be significantly shorter. Whereas typical clinical trials involving therapeutic agents include efficacy endpoints such as survival, time to disease progression, and progression free survival, all of which must be monitored over long periods (often years), PET diagnostic products may take significantly less time to evaluate. This shortened clinical development time relative to therapeutics is a function of the speed with which a molecular imaging study takes place—on the order of several hours, as compared to months. Also, because the results of the scan are instantaneous, the clinical trials do not initially require long term follow-up for primary endpoints that may take significant periods of time to evaluate. Many PET centers in the U.S. routinely perform 20 to 50 PET scans per day. Accordingly, we believe our clinical trials may enroll quickly and that the evaluable data will be made available to us in similar fashion. When taken together, we believe our experience in the clinical development of molecular imaging agents, familiarity with the regulatory approval process and shorter development times may allow for our first product to emerge onto the commercial markets within 5 years.

BFPET | FluoroPharma intends to advance the BFPET program into phase II of clinical development within 6 – 9 months following the closing of the Private Placement. We expect to have the product manufactured and delivered to a center with PET cardiac expertise such that patients can be readily enrolled for direct comparisons between Rb-82 and/or BFPET.

CardioPET | Since the safety and tolerability of the agent have already been demonstrated at the Massachusetts General Hospital we anticipate that the phase II trial will consist of between 30-100 individuals with known stable chronic CAD that cannot undergo stress-testing for the evaluation of suspected or proven CAD. We may also change the trial protocol to close out a phase IIa trial and switch the remaining enrolled patients into a phase IIb trial in patients with acute CAD that are undergoing CVA for the prediction of functional improvement either prior to, or following, revascularization.

             Table 1: Product Development Timelines

Milestone	BFPET	CardioPET	VasoPET
IND Candidate Selection	Complete	Complete	Complete
GLP Lot Manufactured	Complete	Complete	Complete
GMP / cGMP lot Release	Complete	Complete	12 months
IND Filing	Complete	Complete	2 years
Phase I	Complete	Complete	2 years
Phase II	12 months	15 months	3 years
Phase III	2 years	2.5 years	4 years
NDA Filing	3.5 years	3.5 years	5 years

Market Opportunity for the Company’s Products

Each year, millions of patients undergo molecular imaging studies in the United States. The main reason for these studies is to detect and evaluate ischemic heart disease and myocardial infarction in patients with acute and chronic forms of CAD. These studies provide clinical benefit in the initial evaluation of patients with suspected but unproven CAD, and in those patients in whom a diagnosis of CAD has been established and information on prognosis or risk is required. Molecular imaging studies are used for diagnosing the presence or absence of critical coronary artery stenosis, providing prognostic information on long-term outcomes, and stratifying patient risk for adverse cardiac events.

We believe that FluoroPharma’s market opportunity is a direct function of the number of molecular imaging studies anticipated to be performed per year using PET imaging technologies, and is reflected in the more than 12 million patients in the U.S alone. with suspected acute or chronic forms of CAD. Industry sources indicate that the total U.S. market opportunity for molecular imaging agents is approximately $1.3 billion and is projected to grow at approximately 5% annually. The Nuclear Cardiology sub-segment of this market is growing at a significantly faster rate—approximately 20% and is estimated to account for approximately $700 million in revenues annually. FluoroPharma estimates the potential market opportunity five years following the approval of its first product at between $500 million and $700 million annually.

 BFPET Market Opportunity | FluoroPharma believes the market for BFPET will be driven by its use in the following areas: 1) as a blood flow imaging agent in combination with stress-testing for the identification of ischemic and infarcted tissue in patients with chronic CAD; and 2) in combination with a metabolic imaging agent in patients with acute CAD that are undergoing CVA. According to Frost & Sullivan there were 11.2 million cardiovascular related SPECT procedures performed in 2007 with an annual growth rate of 6.2%.  Patients with suspected acute and chronic forms of CAD in the U.S. are evaluated using the combination of blood flow imaging agents (blood flow agents) and stress-testing. Management estimates that approximately 350,000 additional patients undergo CVA in which a blood flow agent, such as BFPET, is used in combination with a metabolic imaging agent such as fluorodeoxyglucose (FDG) or FluoroPharma’s CardioPET (see below). We believe that BFPET may represent one of two agents currently in the regulatory process for commercialization for the PET market. Accordingly, following commercialization, we believe that BFPET may account for an increasing number of PET related cardiovascular procedures involving stress-testing. Our preliminary estimates for BFPET are based upon the assumption that in 2015 the PET instrumentation market share of the molecular imaging market will be 5% and that BFPET’s penetration into the number of evaluable PET procedures will be 25%. We believe currently that five years following commercialization that the PET market may achieve 25% market share of the molecular imaging market and that BFPET may obtain 60% share of the evaluable cardiovascular PET market. Within the PET market for CVA, we believe that BFPET may be used initially, in combination with other agents, approximately 10% of the time. We believe that BFPET may eventually capture 40% of the blood flow component for the CVA market opportunity.

CardioPET Market Opportunity | FluoroPharma estimates that 1.75 million patients with chronic forms of CAD undergo pharmacologic stress-testing due to an inability to perform exercise stress-testing each year in the U.S. Because we believe there is no product currently on the market that may allow for at-rest assessment of this population, we believe CardioPET may be readily adopted by the cardiology community for the assessment of this patient pool. We have assumed that PET will achieve a 30% share of the overall cardiovascular imaging market, and that CardioPET will achieve a 25% share of the cardiovascular PET market.

Within the CVA segment of the CAD market, we believe CardioPET possesses many significant advantages and may represent an ideal agent for the detection of discordances, and the identification of jeopardized but viable myocardium in the 350,000 patients with presumptive hibernating or stunned myocardium. If approved for commercialization, we believe CardioPET may represent a best in class metabolic imaging agent to reach the PET cardiac market. We estimate that in 2015, PET may capture 35% market share of the overall evaluable imaging market for this indication upon commercialization at which time we assume that CardioPET captures 20% of the PET market. We anticipate that CardioPET’s first to market advantage, when combined with the favorable technical parameters relative to currently available glucose-based such as FDG, should result in favorable market adoption. We believe that CardioPET may eventually account for 60% of the cardiovascular PET market opportunity.

VasoPET Market Opportunity | Preliminary estimates for the VasoPET market is a direct function of the 30% of patients that have undergone conventional stress-testing that are diagnosed with chronic forms of ischemia. We believe there is a significant need to identify vulnerable plaque from stable forms of plaque in this patient population. We estimate that coincident with VasoPET’s approval, the PET market will have achieved a 35% share of the cardiovascular imaging market and that VasoPET will likewise capture 35% of the evaluable cardiovascular PET market. Eventually, we believe that PET may be used to evaluate 50% of the patient population and that VasoPET‘s peak market penetration may approach 50%.

Commercialization Plan

The Company intends to develop its products through the completion of phase II studies and/or phase III studies at which point it will seek to partner with organizations that may facilitate the further development and distribution of its products. The Company intends also to seek early in the research and development cycle, strategic partners for programs that may fall outside of the organizations core competencies.

Competition

We expect to compete with several pharmaceutical companies including Lanthaeus, Bracco, GE Healthcare and Covidien, and our competitors may:

•	develop and market products that are less expensive or more effective than our future products;

•	commercialize competing products before we or our partners can launch any products developed from our product candidates;

•	operate larger research and development programs or have substantially greater financial resources than we do;

•	initiate or withstand substantial price competition more successfully than we can;

•	have greater success in recruiting skilled technical and scientific workers from the limited pool of available talent;

•	more effectively negotiate third-party licenses and strategic relationships; and

•	take advantage of acquisition or other opportunities more readily than we can.

We will compete for market share against large pharmaceutical and biotechnology companies, smaller companies that are collaborating with larger pharmaceutical companies, new companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors, either alone or together with their partners, may develop new product candidates that will compete with ours, and these competitors may, and in certain cases do, operate larger research and development programs or have substantially greater financial resources than we do.

If CardioPET and BFPET are approved, their competition will be the current standard of care and companies that are engaged in the development and commercialization of novel cardiac perfusion agents. We do not see competition coming from specific competitors for CardioPET and to some degree for BFPET. FluoroPharma’s technologies will be competing mainly on a indication by indication basis with the existing or coming standards of care.

 Molecular Imaging Agents for Use With PET | Experimental imaging agents limited to research use in cardiac PET include [13N (ammonia)], [82RB (chloride)] and to a lesser extent [15O (water)]. [13N] and [82RB] have first-pass myocardial extractions of 80% and 65%, respectively, and both require energy for myocardial uptake. Copper complexes have attracted considerable attention in nuclear medicine. The most widely used copper radionuclides available for PET imaging are [62Cu] (t1/2=9.7min), and [64Cu] (t1/2=12.7h), a cyclotron product. A radiopharmaceutical proposed for cardiac perfusion PET imaging presently undergoing clinical evaluation is copper (II) pyruvaldehyde bis (N4-methylthiosemicarbazone) or [62Cu-PTSM]. This imaging agent is a neutral, lipophilic complex that passively diffuses across the cell membrane. Recent data suggests that [62Cu-PTSM] extraction is significantly decreased at high flow rates and its lipophilicity has resulted in high liver uptake and slow hepatobiliary clearance. [62Cu-PTSM] also binds to human albumin, inhibiting accurate recording of the arterial input function that is critical for quantification.

We believe these experimental imaging agents are limited by their short half-lives—in the range of 0 to 30 minutes, that consequently require fast imaging collection and/or requirement for an on-site cyclotron or generator.  For this reason, we believe that these agents represent little or no potential competition to our products. In contrast, the [18F] that is used in our products, has a 110-minute half-life and is more amenable to regional production and distribution to off-site nuclear medicine centers.

FDG ([ 18 -F] fluorodeoxyglucose)
FDG is a non-proprietary glucose analogue that is commercially available and used in conjunction with PET scanning to diagnose small occult tumors and metastases.  FDG is taken up by cells in proportion to their overall metabolic rate, and since tumor cells are more metabolically active than normal cells, they concentrate FDG to a far greater extent than normal tissues.  This provides for the identification of small primary or secondary tumor foci.  FDG is also used as a metabolic imaging agent to identify areas or myocardial ischemia. Ischemic myocardium switches from FFAs to glucose as its preferred fuel, resulting in an increased uptake of FDG compared to the normally-perfused myocardium.  Ischemic heart regions are therefore identified visually by their increased FDG uptake compared to surrounding normal uptake by healthy regions.  Since a regional increase in uptake is more difficult to visually detect than a decrease in uptake, we believe that FluoroPharma’s products will prove to be more sensitive in detecting ischemic regions of the heart. Accordingly, we believe CardioPET may represent an overall more attractive agent for molecular imaging of the metabolic state of the myocardium.

Molecular Imaging Agents for Use with SPECT |

Perfusion imaging agents such as Cardiolite (from Lanthaeus Imaging), Myoview (from GE Healthcare, a subsidiary of General Electric Company) and thallium, are considered unable to reliably detect cardiac ischemia more than two hours after the cessation of chest pains, thereby making them of limited value in evaluating patients with “resting ischemia”.

Cardiolite (Lanthaeus Imaging) is a technetium-labeled SPECT agent that is capable of assessing blood flow to the myocardium for the detection of ischemia.  Cardiolite SPECT scanning is currently the most commonly used MPI agent in conjunction with exercise stress testing for the detection of CAD.  In ER studies, Cardiolite-SPECT scans have been shown to reduce unnecessary hospitalizations by 14% without increasing the number of missed infarctions. Cardiolite is useful in the elective evaluation of myocardial ischemia as well (in conjunction with stress-testing), but its resolution is limited to the properties of SPECT imaging technology and the degree of flow alteration. Perfusion SPECT imaging has a sensitivity range of 53-79% and a specificity range of 76-79% for the elective detection of myocardial ischemia. In contrast, PET imaging has higher spatial resolution, improved attenuation correction, and the ability to provide quantitative measurements of uptake. PET imaging has a sensitivity range of 84-97% and a specificity range of 82-100% for the detection of ischemia.

Because of its relatively low resolution, SPECT scans are not quantifiable.  This means that so-called “global” ischemia due to multi-vessel CAD (20-25% of CAD patients), cannot be reliably detected with SPECT technology.  In contrast, PET scans are fully quantifiable, and thus global ischemia can be detected as easily as regional ischemia.

Notwithstanding these limitations, the success of Cardiolite (and other blood flow agents) demonstrates that these agents (even without a metabolic component) have proven clinical value in this setting. Cardiolite is the largest-selling radiopharmaceutical, with sales estimated to have been $405 million in 2004. As noted above, BFPET has significant potential advantages over Cardiolite. We believe that because of these advantages, BFPET will be adopted as the preferred noninvasive diagnostic approach at those centers that have PET scan capability. For those centers without PET scanning capabilities, we believe that Cardiolite will remain by default the first choice for these patients.

Tl-201 (Lanthaeus / Covidien)
T1-201   is an older thallium-based blood-flow agent that was the previous standard MPI agent in use prior to the introduction of Cardiolite.  This agent is somewhat less sensitive than Cardiolite, and is therefore losing market share to Cardiolite, but is still used, particularly in the non-emergent stress-test setting.

BMIPP

BMIPP is an [ 123 I]-MFA SPECT agent that has successfully completed a Phase II study in the U.S. and is widely available in Japan for the diagnosis of CAD.  BMIPP is a metabolic agent very similar to CardioPET.  However, CardioPET has three distinct advantages over BMIPP.  First, CardioPET is a PET agent, while BMIPP is a SPECT agent (see the advantages of PET compared to SPECT discussed above). Second, BMIPP must be manufactured at a single site (in Vancouver, B.C.) and delivered the next day for use, due to the short (13 hour) half-life of [ 123 I].  In contrast, CardioPET can be manufactured locally by adding [ 18 F] to a precursor to be manufactured by us.  The precursor is chemically stable and should have a long shelf-life.  Production and distribution channels for [ 18 F] are becoming increasingly well-established. These differences should make CardioPET far more convenient and cheaper than BMIPP.  Third and most importantly, CardioPET is quantifiable, whereas BMIPP is not.

Competitors to VasoPET

Peptides that bind with varying specificity to plaque are currently under development by GE Healthcare as well as others.  These peptides are labeled with technetium or other radioisotopes. There have been reports of toxicity as well as disappointing specificity and sensitivity for anatomic definition.  We do not view this approach as particularly promising or competitive.

MRI-enhanced contrast media
Epix Pharmaceuticals submitted an NDA for an MRI-enhanced blood flow agent (MS-325) using Gadolinium (Gd). The FDA has recently requested additional clinical studies to demonstrate efficacy, presumably because the data are thus far unconvincing.  This and other MRI agents are potentially useful for anatomic delineation.  These products yield no information regarding physiologic or biochemical processes.  Cardiac MRI thus has promise in identification of coronary artery narrowing, but we believe PET imaging is, and will always be, superior in identifying metabolic changes within the plaque.

Iron-carrier-enhanced MRI is presently undergoing clinical trials for identification of vulnerable plaque; however this too relies on changes in tissue morphology. VasoPET relies on altered cellular metabolism, which can (at least theoretically), identify vulnerable plaque before   or in the absence of morphologic change.

Intellectual Property

FluoroPharma has retained qualified patent counsel in all matters relating to our technologies.  This has been accomplished in conjunction with the resources of the Massachusetts General Hospital in some instances.  The Company believes that clear and extensive patent coverage for its technologies is central to long-term success and will invest accordingly.  This applies to both domestic and international patent coverage.

FluoroPharma has obtained the licenses to its patents and patent applications from the Massachusetts General Hospital, who is the patent assignee in each case.  These patents cover all of the Company’s lead technologies and include additional indications that are outside the field of diagnostic cardiology.  The Company intends to take the lead in the preservation and/or prosecution of these patent and patent applications going forward.

Following is a list of our patents and pending patents:

❖	Cardiovascular and thrombus imaging agents, methods and kits
•	United States Patent 6,299,857
•	Elmaleh, et al.
•	Issued - October 9, 2001
•	Expires – December 27, 2016
•	Foreign patents granted: EP, JP, MX, FR, DE, CH, UK

❖	Tumor imaging agents, methods and kits
•	United States Patent, 6,187,286
•	Elmaleh, et al.
•	Issued - February 13, 2001
•	Expires - December 27, 2016
•	Foreign patents granted: CA, MX, EP, AU

❖	Imaging Agents for Early Detection and Monitoring of Cardiovascular Plaque
•	US Patent Pending No. 98 94 5939
•	Elmaleh, et al.
•	Utility (CIP): 09/530,818 # 7060251
•	Granted - June 13, 2006
•	Expires - September 8, 2018
•	Utility : 11/286,930 # 7,438,891
•	Issued - October 7, 2008
•	Expires - September 8, 2018
•	Foreign patents granted: AU DIV

❖	Method for Monitoring Blood Flow and Metabolic Method for Uptake in Tissue with Radiolabeled Alkanoic Acid
•	Elmaleh et.al.
•	United States Patent No. 7,790,142 B2
•	Issued – September 7, 2010
•	Expires – February 3, 2025.
•	Foreign patents granted: EP, HK.

❖	Catalytic Radiofluoronation
•	Elmaleh et. al.
•	United States Patent No. 7632485
•	Issued – December 15, 2009 Expires- February 24, 2025
•	Foreign patents granted: MX

❖	Biotin Compounds for Targeting Tumors and Sites of Infection
•	Elmaleh et. al.
•	United States Patent No. 5716594
•	Issued – February 10, 1998
•	Expires – June 6, 2014
•	Foreign patents granted: JP, HK, EP, FR, DE, IE, UK

Governmental Regulations

Government authorities in the United States and foreign countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, promotion, advertising, distribution, sampling, marketing and import and export of pharmaceutical products. Our molecular imaging pharmaceuticals in the United States will be subject to FDA regulation as drugs under the FDCA, and require FDA approval prior to commercial distribution. The process of obtaining governmental approvals and complying with ongoing regulatory requirements requires the expenditure of substantial time and financial resources. In addition, statutes, rules, regulations and policies may change and new legislation or regulations may be issued that could delay such approvals. If we fail to comply with applicable regulatory requirements at any time during the product development process, approval process, or after approval, we may become subject to administrative or judicial sanctions. These sanctions could include the FDA's refusal to approve pending applications, withdrawals of approvals, clinical holds, warning letters, product recalls, product seizures, total or partial suspension of our operations, injunctions, fines, civil penalties or criminal prosecution. Any agency enforcement action could have a material adverse effect on us.

The U.S. regulatory scheme for the development and commercialization of new pharmaceutical products can be divided into three distinct phases: an investigational phase including both preclinical and clinical investigations leading up to the submission of an NDA, a period of FDA review culminating in the approval or refusal to approve the NDA, and the post-marketing period. Each of these phases is described below.

Preclinical Phase

The preclinical phase involves the characterization, product formulation and animal testing necessary to prepare an IND for submission to the FDA. The IND must be reviewed and authorized by the FDA before the drug can be tested in humans. Once a new pharmaceutical agent has been identified and selected for further development, preclinical testing is conducted to confirm pharmacological activity, to generate safety data, to evaluate prototype dosage forms for appropriate release and activity characteristics, and to confirm the integrity and quality of the material to be used in clinical trials. A bulk supply of the active ingredient to support the necessary dosing in initial clinical trials must be secured. Data from the preclinical investigations and detailed information on proposed clinical investigations are compiled in an IND submission and submitted for FDA before human clinical trials may begin. If the FDA does not formally communicate an objection to the IND within 30 days, the specific clinical trials outlined in the IND may go forward.

Clinical Phase

The clinical phase of drug development follows a successful IND submission and involves the activities necessary to demonstrate the safety, tolerability, efficacy, and dosage of the substance in humans, as well as the ability to produce the substance in accordance with the FDA's cGMP requirements. Data from these activities are compiled in an NDA requesting approval to market the drug for a given use, or indication. Clinical trials must be conducted under the supervision of qualified investigators in accordance with good clinical practice, and according to IND-approved protocols detailing, among other things, the study objectives and the parameters, or endpoints, to be used in assessing safety and efficacy. Each trial must be reviewed, approved and conducted under the auspices of an independent Institutional Review Board, or IRB, and each trial, with limited exceptions, must include all subjects' informed consent. The clinical evaluation phase typically involves the following sequential process:

Phase I clinical trials are conducted in a limited number of healthy subjects to determine the drug's safety, tolerability, and biological performance. The total number of subjects in Phase I clinical trials varies, but is generally in the range of 20 to 80 people (or less in some cases, such as drugs with significant human experience).

Phase II clinical trials involve administering the drug to subjects suffering from the target disease or condition to evaluate the drug's potential efficacy and appropriate dose. The number of subjects in Phase II trials is typically several hundred subjects or less.

Phase III clinical trials are performed after preliminary evidence suggesting effectiveness has been obtained and safety, tolerability, and appropriate dosing have been established. Phase II clinical trials are intended to gather additional data needed to evaluate the drug's overall benefit-risk relationship of the drug and to provide adequate instructions for its use. Phase 3 trials usually include from several hundred to several thousand subjects.

Throughout the clinical testing phase, samples of the product made in different batches are tested for stability to establish shelf life constraints. In addition, increasingly large-scale production protocols and written standard operating procedures must be developed for each aspect of commercial manufacture and testing.

The clinical trial phase is both costly and time-consuming, and may not be completed successfully within any specified time period, if at all. The FDA closely monitors the progress of each of the three phases of clinical trials that are conducted under an IND and may, at its discretion, reevaluate, alter, suspend, or terminate the testing at any time for various reasons, including a finding that the subjects or patients are being exposed to an unacceptable health risk. The FDA can also request additional clinical testing as a condition to product approval. Additionally, new government requirements may be established that could delay or prevent regulatory approval of our products under development. Furthermore, institutional review boards, which are independent entities constituted to protect human subjects in the institutions in which clinical trials are being conducted, have the authority to suspend clinical trials in their respective institutions at any time for a variety of reasons, including safety issues.

New Drug Application and Review

After the successful completion of Phase III clinical trials, the sponsor of the new drug submits an NDA to the FDA requesting approval to market the product for one or more indications. An NDA is a comprehensive, multi-volume application that includes, among other things, the results of all preclinical and clinical studies, information about the drug's composition, and the sponsor's plans for producing, packaging, and labeling the drug. In most cases, the NDA must be accompanied by a substantial user fee. FDA has 60 days after submission to review the completeness and organization of the application, and may refuse to accept it for continued review, or refuse to file, if the application is found deficient. After filing, the FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use. Drugs that successfully complete NDA review may be marketed in the United States, subject to all conditions imposed by the FDA.

Prior to granting approval, the FDA generally conducts an inspection of the facilities, including outsourced facilities that will be involved in the manufacture, production, packaging, testing and control of the drug product for cGMP compliance. The FDA will not approve the application unless cGMP compliance is satisfactory. If the FDA determines that the marketing application, manufacturing process, or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and will often request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the marketing application does not satisfy the regulatory criteria for approval and refuse to approve the application by issuing a "not approvable" letter.

The length of the FDA's review can range from a few months to several years or more. Once an NDA is in effect, significant changes such as the addition of one or more new indications for use generally require prior approval of an sNDA including additional clinical trials or other data required to demonstrate that the product as modified remains safe and effective.

Fast Track Review

The Food and Drug Administration Modernization Act of 1997, or the Modernization Act, establishes a statutory program for relatively streamlined approval of "Fast Track" products, which are defined under the Modernization Act as new drugs or biologics intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for this condition. Fast Track status requires an official designation by the FDA.

Abbreviated New Drug Application and Review

An ANDA is a type of NDA that is used for the review and approval of a generic drug product. A generic drug product is one that is the same as a previously approved innovator drug product, which means it has the same active ingredient, dosage form, and strength, route of administration, quality, performance characteristics, and intended use. An ANDA is generally not required to include preclinical and clinical data to establish safety and effectiveness. Instead, generic applicants must scientifically demonstrate that their product is bioequivalent to the previously approved drug, which means that it performs in the same manner. None of the products currently under development by FluoroPharma will be eligible for ANDA approval, although it is possible that competing products based on our product could be approved by this route at some future time.

Section 505(b)(2) Applications

If a proposed drug product represents only a limited change from a product that has already been approved by the FDA, yet differs in more ways than those permitted under the ANDA requirements, then the applicant may be able to submit a type of NDA referred to as a 505(b)(2) application. In effect, a 505(b)(2) applicant is permitted to rely on information in the scientific literature, or previous safety and efficacy determinations by the FDA, rather than submitting the full complement of clinical or other data that would otherwise be required for NDA approval. However, the 505(b)(2) sponsor must provide any additional clinical or other data needed to supplement and/or establish the relevance and applicability of prior findings for the new product formulation. We do not expect any of FluoroPharma’s current drug portfolio to be granted approval via this process as our products are novel and patent protected.

Orphan Drug Status

Under the Orphan Drug Act, the FDA may grant Orphan Drug designation to drugs intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States. We do not currently have any products in our portfolio that we feel would qualify for Orphan Drug designation, however, obtaining FDA approval to market a product with Orphan Drug exclusivity may not provide us with a material commercial advantage.

Orphan Drug designation must be requested before submitting an NDA. After the FDA grants Orphan Drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Although Orphan Drug designation does not shorten or otherwise convey any advantage in the regulatory approval process, approved Orphan Drugs are granted a seven year period of market exclusivity during which the FDA may not approve any other application to market the same drug for the same disease except in very limited circumstances. These circumstances are an inability to supply the drug in sufficient quantities, or a situation in which a subsequent product has shown superior safety or efficacy. This exclusivity, however, could also block the approval of our product for seven years if a competitor obtains earlier approval of the same drug for the same indication.

Post-Approval Phase

Once the FDA has approved a new drug for marketing, the product becomes available for physicians to prescribe in the United States. After approval, we must comply with post-approval requirements, including ongoing compliance with cGMP regulations, delivering periodic reports to the FDA, submitting descriptions of any adverse reactions reported, and complying with drug sampling and distribution requirements. We are required to maintain and provide updated safety and efficacy information to the FDA. We are also required to comply with requirements concerning advertising and promotional labeling.

Compliance with post-approval requirements will require us to expend time, money, and effort on an ongoing basis. We expect to use third-party manufacturers to produce certain of our products in clinical and commercial quantities. Future FDA inspections may identify compliance issues at our facilities or at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct.

In addition, discovery of problems with a product or the failure to comply with requirements may result in restrictions including withdrawal or recall of the product from the market or other voluntary or FDA-initiated action that could delay further marketing. Newly discovered or developed safety or efficacy data may require changes to a product's approved labeling, including the addition of new warnings and contraindications. Also, the FDA may require post-market testing and surveillance to monitor the product's safety or efficacy, including additional clinical studies, known as Phase IV trials, to evaluate long-term effects.

Other Regulation in the United States

Healthcare Reimbursement

Government and private sector initiatives to limit the growth of healthcare costs, including price regulation, competitive pricing, coverage and payment policies, and managed-care arrangements, are continuing in many countries where we do business, including the United States. These changes are causing the marketplace to put increased emphasis on the delivery of more cost-effective medical products. Government programs, including Medicare and Medicaid, private healthcare insurance and managed-care plans have attempted to control costs by limiting the amount of reimbursement they will pay for particular procedures or treatments. This has created an increasing level of price sensitivity among customers for our products. Some third-party payers must also approve coverage for new or innovative devices or therapies before they will reimburse healthcare providers who use the medical devices or therapies. Even though a new medical product may have been cleared for commercial distribution, we may find limited demand for the product until reimbursement approval has been obtained from governmental and private third-party payers.

Environmental Regulation

We are also subject to various environmental laws and regulations both within and outside the United States. Like many other pharmaceutical and medical device companies, our operations involve the use of substances, including hazardous wastes, which are regulated under environmental laws, primarily manufacturing and sterilization processes. We do not expect that compliance with environmental protection laws will have a material impact on our consolidated results of operations, financial position or cash flow. These laws and regulations are all subject to change, however, and we cannot predict what impact, if any, such changes might have on our business, financial condition or results of operations.

Foreign Regulation

Whether or not we obtain FDA approval for a product, we must obtain approval from the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement also vary greatly from country to country. Although governed by the applicable jurisdiction, clinical trials conducted outside of the United States typically are administered under a three-phase sequential process similar to that discussed above for pharmaceutical products.

Under European Union regulatory systems, we may submit marketing authorization applications either under a centralized or decentralized procedure. The centralized procedure, which is available for medicines produced by biotechnology or which are highly innovative, provides for the grant of a single marketing authorization that is valid for all European Union member states. This authorization is a marketing authorization approval, or MAA. The decentralized procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize approval. This procedure is referred to as the mutual recognition procedure, or MRP.

In addition, regulatory approval of prices is required in most countries other than the United States. We face the risk that the prices which result from the regulatory approval process would be insufficient to generate an acceptable return to us or our collaborators.

Employees

We operate in a lean fashion having moved the bulk of the traditional drug development costs from a fixed cost base of many employees towards a model where CRO’s are expected to manage the relevant portions of the drug development stages. We currently have three employees to manage the ongoing operation, though it is expected that selective hires will be made to allow us to manage ongoing clinical trials.

PROPERTIES

We have the use of certain space in premises at 500 Boylston Street, Boston, MA at a monthly rent of $3,500.  We recently entered into a one year lease agreement for the use of the space and are current with our payments for the use and occupancy of such space.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this prospectus before making an investment decision. If any of the possible adverse events described below actually occurs, our business, results of operations or financial condition would likely suffer. In such an event, the market price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

Risks Related to Our Product Candidates and Operations

We are largely dependent on the success of our lead product candidates BF-PET, Cardio-PET and Vaso-PET, and we may not be able to successfully commercialize these potential products.

We have incurred and will continue to incur significant costs relating to the development and marketing of our lead product candidates, BF-PET, Cardio-PET and Vaso-PET. We have not obtained approval to market these potential products in any jurisdiction and we may never be able to obtain approval or, if approvals are obtained, to commercialize these products successfully.

We have recently begun to direct significant efforts toward the expansion of our scientific staff and research capabilities to identify and develop product candidates in addition to BF-PET, Cardio-PET and Vaso-PET. We do not know whether our planned preclinical development or clinical trials for these other product candidates will begin on time or be completed on schedule, if at all. In addition, we do not know whether any of our clinical trials will result in marketable products. We do not anticipate that any additional product candidates will reach the market for at least several years, if at all.

If we fail to successfully commercialize our products, we may be unable to generate sufficient revenue to sustain and grow our business, and our business, financial condition and results of operations will be adversely affected.

If we fail to obtain U.S. regulatory approval of BF-PET, Cardio-PET and Vaso-PET or any of our other current or future product candidates, we will be unable to commercialize these potential products in the United States.

The development, testing, manufacturing and marketing of our product candidates are subject to extensive regulation by governmental authorities in the United States. In particular, the process of obtaining FDA approval is costly and time consuming, and the time required for such approval is uncertain. Our product candidates must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process mandated by the FDA. Such regulatory review includes the determination of manufacturing capability and product performance. Generally, only a small percentage of pharmaceutical products are ultimately approved for commercial sale.

We can give no assurance that our current or future product candidates will be approved by the FDA or any other governmental body. In addition, there can be no assurance that all necessary approvals will be granted for future product candidates or that FDA review or actions will not involve delays caused by requests for additional information or testing that could adversely affect the time to market for and sale of our product candidates. Further failure to comply with applicable regulatory requirements can, among other things, result in the suspension of regulatory approval as well as possible civil and criminal sanctions.

Failure to enroll patients in our clinical trials may cause delays in developing BFPET, CardioPET and VasoPET or any of our other current or future product candidates.

We may encounter delays in the development and commercialization, or fail to obtain marketing approval, of BFPET, CardioPET and VasoPET or any other future product candidate if we are unable to enroll enough patients to complete clinical trials. Our ability to enroll sufficient numbers of patients in our clinical trials depends on many factors, including the severity of illness of the population, the size of the patient population, the nature of the clinical protocol, the proximity of patients to clinical sites, and the eligibility criteria for the trial and competing clinical trials. Delays in planned patient enrollment may result in increased costs and harm our ability to complete our clinical trials and obtain regulatory approval.

Delays in clinical testing could result in increased costs to us and delay our ability to generate revenue.

Significant delays in clinical testing could materially impact our product development costs. We do not know whether planned clinical trials will begin on time, will need to be restructured or will be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays in obtaining regulatory approval to commence and continue a study, delays in reaching agreement on acceptable clinical study terms with prospective sites, delays in obtaining institutional review board approval to conduct a study at a prospective site and delays in recruiting patients to participate in a study.

In addition, we typically rely on third-party clinical investigators to conduct our clinical trials and other third-party organizations to oversee the operations of these clinical trials and to perform data collection and analysis. As a result, we may face additional delays outside of our control if these parties do not perform their obligations in a timely fashion. Significant delays in testing or regulatory approvals for any of our current or future product candidates, including BFPET, CardioPET and VasoPET, could prevent or cause delays in the commercialization of such product candidates, reduce potential revenues from the sale of such product candidates and cause our costs to increase.

Our clinical trials for any of our current or future product candidates may produce negative or inconclusive results and we may decide, or regulators may require us, to conduct additional clinical and/or preclinical testing for these product candidates or cease our trials.

We will only receive regulatory approval to commercialize a product candidate if we can demonstrate to the satisfaction of the FDA, or the applicable foreign regulatory agency, that the product candidate is safe and effective. In April 2007, we completed a Phase Ib clinical trial for CardioPET and are currently planning a pivotal Phase II clinical trial for CardioPET. A Phase II clinical trial is a stage of drug development for an experimental drug designed to assess short-term safety and efficacy. In addition, we commenced a Phase I clinical trial for BFPET in 2006, which is ongoing. We do not know whether our existing or future clinical trials will demonstrate safety and efficacy sufficiently to result in marketable products. Because our clinical trials for BFPET, CardioPET and VasoPET and our other product candidates may produce negative or inconclusive results, we may decide, or regulators may require us, to conduct additional clinical and/or preclinical testing for these product candidates or cease our clinical trials. If this occurs, we may not be able to obtain approval for these product candidates or our anticipated time to market for these product candidates may be substantially delayed and we may also experience significant additional development costs. We may also be required to undertake additional clinical testing if we change or expand the indications for our product candidates.

If approved, the commercialization of our product candidates, including BFPET, CardioPET and VasoPET, may not be profitable due to the need to develop sales, marketing and distribution capabilities, or make arrangements with a third party to perform these functions.

In order for the commercialization of our potential products to be profitable, our products must be cost-effective and economical to manufacture on a commercial scale. Subject to regulatory approval, we expect to incur significant sales, marketing, distribution and, to the extent we do not outsource manufacturing, manufacturing expenses in connection with the commercialization of BFPET, CardioPET and VasoPET and our other potential products. We do not currently have a dedicated sales force or manufacturing capability, and we have no experience in the sales, marketing and distribution of pharmaceutical products. In order to commercialize BFPET, CardioPET and VasoPET or any of our other potential products that we develop, we must develop sales, marketing and distribution capabilities or make arrangements with a third party to perform these functions. Developing a sales force is expensive and time-consuming, and we may not be able to develop this capacity. If we are unable to establish adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate significant revenue and may not become profitable. Our future profitability will depend on many factors, including, but not limited to:

•	the costs and timing of developing a commercial scale manufacturing facility or the costs of outsourcing the manufacturing of BFPET, CardioPET and VasoPET;

•	receipt of FDA approval of BFPET, CardioPET and VasoPET and our other product candidates, as applicable;

•	the terms of any marketing restrictions or post-marketing commitments imposed as a condition of approval by the FDA or foreign regulatory authorities;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	costs of establishing sales, marketing and distribution capabilities;

•	the effect of competing technological and market developments; and

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish.

Even if we receive regulatory approval for BFPET, CardioPET and VasoPET or any of our other product candidates, we may never receive significant revenues from any of them. To the extent that we are not successful in commercializing our potential products, we will incur significant additional losses and the price of our common stock will be negatively affected.

Our proprietary rights may not adequately protect our intellectual property and product candidates and if we cannot obtain adequate protection of our intellectual property and product candidates, we may not be able to successfully market our product candidates.

Our commercial success will depend in part on obtaining and maintaining intellectual property protection for our technologies and product candidates. We will only be able to protect our technologies and product candidates from unauthorized use by third parties to the extent that valid and enforceable patents cover them, or that other market exclusionary rights apply.

While we have issued enforceable patents covering BFPET, CardioPET and VasoPET, the patent positions of life sciences companies, like ours, can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies' patents has emerged to date in the United States. The general patent environment outside the United States also involves significant uncertainty. Accordingly, we cannot predict the breadth of claims that may be allowed or that the scope of these patent rights would provide a sufficient degree of future protection that would permit us to gain or keep our competitive advantage with respect to these products and technology. Additionally, life science companies like ours are dependent on creating a pipeline of products. We may not be able to develop additional proprietary technologies or product candidates that produce commercially viable products, or that are themselves patentable.

Our issued patents may be subject to challenge and possibly invalidated by third parties. Changes in either the patent laws or in the interpretations of patent laws in the United States or other countries may diminish the market exclusionary ability of our intellectual property.

In addition, others may independently develop similar or alternative compounds and technologies that may be outside the scope of our intellectual property. Should third parties obtain patent rights to similar compounds or radiolabeling technology, this may have an adverse effect on our business.

To the extent that consultants or key employees apply technological information independently developed by them or by others to our product candidates, disputes may arise as to the proprietary rights of the information, which may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us. However, these consultants or key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors. If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States. Moreover, if our competitors independently develop equivalent knowledge, we would lack any contractual claim to this information, and our business could be harmed.

There are a number of factors that raise substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements as of and for the fiscal years ended December 31, 2010 and 2009 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued its report dated April 8, 2011 in connection with the audit of our consolidated financial statements as of and for the fiscal years ended December 31, 2010 and 2009, that included an explanatory paragraph relating to our ability to continue as a going concern due to our significant operating losses, negative cash flows from operations since inception and lack of revenue sources.  If we are not able to continue as a going concern, it is likely our holders of capital stock will lose all of their investment. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Our ability to commercialize our product candidates will depend on our ability to sell such products without infringing the patent or proprietary rights of third parties. If we are sued for infringing intellectual property rights of third parties, such litigation will be costly and time consuming and an unfavorable outcome would have a significant adverse effect on our business.

Our ability to commercialize our product candidates will depend on our ability to sell such products without infringing the patents or other proprietary rights of third parties. Third-party intellectual property in the fields of cardiology, oncology, neurology, and radiopharmaceutical technologies are complicated, and third-party intellectual property rights in these fields are continuously evolving. We have not performed searches for third-party intellectual property rights that may raise freedom-to-operate issues, and we have not obtained legal opinions regarding commercialization of our product candidates. As such, there may be existing patents that may affect our ability to commercialize our product candidates.

In addition, because patent applications are published 18 months after their filing, and because applications can take several years to issue, there may be currently pending third-party patent applications that are unknown to us, which may later result in issued patents. If a third-party claims that we infringe on its patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including:

•
infringement claims that, with or without merit, can be costly and time consuming to litigate, can delay the regulatory approval process and can divert management's attention from our core business strategy;

•	substantial damages for past infringement which we may have to pay if a court determines that our products or technologies infringe upon a competitor's patent or other proprietary rights;

•	if a license is available from a holder, we may have to pay substantial royalties or grant cross licenses to our patents or other proprietary rights; and

•
redesigning our process so that it does not infringe the third-party intellectual property, which may not be possible, or which may require substantial time and expense including delays in bringing our own products to market.

Such actions could harm our competitive position and our ability to generate revenue and could result in increased costs.

If our product candidates, including BFPET, CardioPET and VasoPET , do not gain market acceptance among physicians, patients and the medical community, we will be unable to generate significant revenue, if any.

The products that we develop may not achieve market acceptance among physicians, patients, third-party payers and others in the medical community. If we receive the regulatory approvals necessary for commercialization, the degree of market acceptance will depend upon a number of factors, including:

•	limited indications of regulatory approvals;

•	the establishment and demonstration in the medical community of the clinical efficacy and safety of our product candidates and their potential advantages over existing diagnostic compounds;

•	the prevalence and severity of any side effects;

•	our ability to offer our product candidates at an acceptable price;

•	the relative convenience and ease of administration of our products;

•	the strength of marketing and distribution support; and

•	sufficient third-party coverage or reimbursement.

The market may not accept BFPET, CardioPET and VasoPET based on any number of the above factors. If VasoPET is approved, its primary competition in non-acute setting will be existing perfusion agents such as Cardiolite and Myoview. As of the time that CardioPET and BF-PET are approved, there may be other therapies available which directly compete for the same indications. The market may choose to continue utilizing the existing products for any number of reasons, including familiarity with or pricing of these existing products. The failure of any of our product candidates to gain market acceptance could impair our ability to generate revenue, which could have a material adverse effect on our future business,

We have no commercial manufacturing facility for BFPET, CardioPET and VasoPET or any of our other product candidates and no experience in manufacturing products for commercial purposes and the failure to find manufacturing partners or create a manufacturing facility ourselves could have an adverse impact on our ability to grow our business.

We have no commercial manufacturing facility for BFPET, CardioPET and VasoPET or our other product candidates and no experience in manufacturing commercial quantities of our product candidates. As such, we are dependent on third parties to supply our product candidates according to our specifications, in sufficient quantities, on time, in compliance with appropriate regulatory standards and at competitive prices. We cannot be sure that we will be able to obtain an adequate supply of our product candidates on acceptable terms, or at all.

Manufacturers supplying biopharmaceutical products must comply with FDA regulations which require, among other things, compliance with the FDA's evolving regulations on cGMPs, which are enforced by the FDA through its facilities inspection program. The manufacturing of products at any facility will be subject to strict quality control, testing and record keeping requirements, and continuing obligations regarding the submission of safety reports and other post-market information. Since the commercial manufacturing facility for BFPET, CardioPET and VasoPET has not been constructed, the FDA has not certified the cGMP compliant manufacture of BFPET, CardioPET and VasoPET. We cannot guarantee that the resultant facility will pass FDA inspection, or that future changes to cGMP manufacturing standards will not also affect the cGMP compliant manufacture of BFPET, CardioPET and VasoPET.

If we fail to attract and retain senior management, consultants, advisors and scientific and technical personnel, our product development and commercialization efforts could be impaired.

Our performance is substantially dependent on the performance of our senior management and key scientific and technical personnel, particularly David Elmaleh, Chairman, and Thijs Spoor, President and Chief Executive Officer. Although we have entered into employment agreements there is no assurance that they will remain in our employ for the entire term of such employment agreements. The loss of the services of any member of our senior management or our scientific or technical staff may significantly delay or prevent the development of our product candidates and other business objectives by diverting management's attention to transition matters and identification of suitable replacements, if any, and could have a material adverse effect on our business, operating results and financial condition.

We also rely on consultants and advisors to assist us in formulating our research and development strategy. All of our consultants and advisors are either self-employed or employed by other organizations, and they may have conflicts of interest or other commitments, such as consulting or advisory contracts with other organizations, that may affect their ability to contribute to us.

In addition, we believe that we will need to recruit additional executive management and scientific and technical personnel. There is currently intense competition for skilled executives and employees with relevant scientific and technical expertise, and this competition is likely to continue. The inability to attract and retain sufficient scientific, technical and managerial personnel could limit or delay our product development efforts, which would adversely affect the development of our product candidates and commercialization of our potential products and growth of our business.

We expect to expand our research, development, clinical research and marketing capabilities and, as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to have significant growth in expenditures, the number of our employees and the scope of our operations, in particular with respect to those potential products that we elect to commercialize independently or together with others. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to train qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plan or disrupt our operations.

We will need to raise additional funds in order to finance the anticipated commercialization of our product candidates by incurring indebtedness, through collaboration and licensing arrangements, or by issuing securities which may cause dilution to existing stockholders or require us to relinquish rights to our technologies and our product candidates.

Developing our product candidates, conducting clinical trials, establishing manufacturing facilities and developing marketing and distribution capabilities is expensive. We will need to finance future cash needs through additional public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. We cannot be certain that additional funding will be available to us on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or our commercialization efforts. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution. Debt financing, if available, may involve restrictive covenants. To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates or grant licenses on terms that are not favorable to us.

We have a history of losses and expect to continue to incur losses and may not achieve or maintain profitability.

We have incurred net losses every year since our inception in 2004 and have generated no revenue during the development stage from product sales or licenses to date. As of December 31, 2010, we had a deficit accumulated during the development stage of approximately $8.5 million. We expect to incur additional losses for at least the next several years and cannot be certain that we will ever achieve profitability. As a result, our business is subject to all of the risks inherent in the development of a new business enterprise, such as the risk that we may not obtain substantial additional capital needed to support the expenses of developing our technology and commercializing our potential products; develop a market for our potential products; successfully transition from a company with a research focus to a company capable of either manufacturing and selling potential products or profitably licensing our potential products to others; and/or attract and retain qualified management, technical and scientific staff.

We currently have no significant source of revenue and may never become profitable.

To date, we have not generated any revenue for product sales and we do not know when or if any of our product candidates will generate revenue. Our ability to generate revenue depends on a number of factors, including our ability to successfully complete clinical trials for BF-PET, Cardio-PET and Vaso-PET and obtain regulatory approval to commercialize these potential products. Even then, we will need to establish and maintain sales, marketing, distribution and to the extent we do not outsource manufacturing, manufacturing capabilities. We plan to rely on one or more strategic collaborators to help generate revenues in markets outside of the United States, and we cannot be sure that our collaborators, if any, will be successful. Our ability to generate revenue will also be impacted by certain challenges, risks and uncertainties frequently encountered in the establishment of new technologies and products in emerging markets and evolving industries. These challenges include our ability to:

•	execute our business model;

•	create brand recognition;

•	manage growth in our operations;

•	create a customer base cost-effectively;

•	retain customers;

•	access additional capital when required; and

•	attract and retain key personnel.

We cannot be certain that our business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. If we are unable to generate significant revenue, we may not become profitable, and we may be unable to continue our operations. Even if we are able to commercialize BFPET, CardioPET and VasoPET, we may not achieve profitability for at least several years, if at all, after generating material revenue.

We license patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We are party to a number of licenses that give us rights to third-party intellectual property that is necessary or useful for our business. In particular, we have obtained the rights from Massachusetts General Hospital, for our composition of matter patents and some method of use patents. We may enter into additional licenses to third-party intellectual property in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for their intellectual property, in particular, those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications to which we are licensed. Even if patents issue with respect to these patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. In addition, our licensors may terminate their agreements with us in the event we breach the applicable license agreement and fail to cure the breach within a specified period of time. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.

Because we have operated as a private company, we have limited experience in complying with public company reporting obligations, including Section 404 of the Sarbanes-Oxley Act of 2002.

We are a small company with limited resources. We have operated as a private company not subject to many of the requirements applicable to public companies including Section 404 of the Sarbanes-Oxley Act of 2002. The number and qualifications of our finance and accounting staff are consistent with those of a private company. We may encounter substantial difficulty attracting qualified staff with requisite experience due to the high level of competition for experienced financial professionals. Furthermore, we have only recently begun a formal process to evaluate our internal control over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal control over financial reporting continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

Risks Related to Our Industry

Our competitors may develop products that are less expensive, safer or more effective, which may diminish or eliminate the commercial success of any potential products that we may commercialize.

If our competitors market products that are less expensive, safer or more effective than our future products developed from our product candidates, or that reach the market before our product candidates, we may not achieve commercial success. For example, if approved, BFPET 's primary competition in the non-acute setting will be perfusion imaging agents such as Cardiolite produced by Lanthaeus Medical, Myoview produced by GE Healthcare, and generic thallium, the primary U.S. supplier being Covidien. The market may choose to continue utilizing the existing products for any number of reasons, including familiarity with or pricing of these existing products. The failure of BF-PET or any of our product candidates to compete with products marketed by our competitors would impair our ability to generate revenue, which would have a material adverse effect on our future business, financial condition and results of operations.

We expect to compete with several pharmaceutical companies including Lanthaeus, Bracco, GE Healthcare and Covidien, and our competitors may:

•	develop and market products that are less expensive or more effective than our future products;

•	commercialize competing products before we or our partners can launch any products developed from our product candidates;

•	operate larger research and development programs or have substantially greater financial resources than we do;

•	initiate or withstand substantial price competition more successfully than we can;

•	have greater success in recruiting skilled technical and scientific workers from the limited pool of available talent;

•	more effectively negotiate third-party licenses and strategic relationships; and

•	take advantage of acquisition or other opportunities more readily than we can.

We expect to compete for market share against large pharmaceutical and biotechnology companies, smaller companies that are collaborating with larger pharmaceutical companies, new companies, academic institutions, government agencies and other public and private research organizations.

In addition, the life sciences industry is characterized by rapid technological change. Because our research approach integrates many technologies, it may be difficult for us to stay abreast of the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Our competitors may render our technologies obsolete by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our product discovery process that we believe we derive from our research approach and proprietary technologies.

The use of hazardous materials in our operations may subject us to environmental claims or liabilities.

Our research and development activities involve the use of hazardous materials, including chemicals and biological and radioactive materials. Injury or contamination from these materials may occur and we could be held liable for any damages, which could exceed our available financial resources. This liability could materially adversely affect our business, financial condition and results of operations.

We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We may be required to incur significant costs to comply with environmental laws and regulations in the future that could materially adversely affect our business, financial condition and results of operations.

If we fail to comply with extensive regulations enforced by the FDA and other agencies with respect to pharmaceutical products, the commercialization of our product candidates could be prevented, delayed or halted.

Research, preclinical development, clinical trials, manufacturing and marketing of our product candidates are subject to extensive regulation by various government authorities. We have not received marketing approval for BF-PET, Cardio-PET and Vaso-PET or our other product candidates. The process of obtaining FDA and other required regulatory approvals is lengthy and expensive, and the time required for such approvals is uncertain. The approval process is affected by such factors as:

•	the severity of the disease;

•	the quality of submission relating to the product candidate;

•	the product candidate's clinical efficacy and safety;

•	the strength of the chemistry and manufacturing control of the process;

•	the manufacturing facility compliance;

•	the availability of alternative treatments;

•	the risks and benefits demonstrated in clinical trials; and

•	the patent status and marketing exclusivity rights of certain innovative products.

Any regulatory approvals that we or our partners receive for our product candidates may also be subject to limitations on the indicated uses for which the product candidate may be marketed or contain requirements for potentially costly post-marketing follow-up studies. The subsequent discovery of previously unknown problems with the product candidate, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of the product candidate and withdrawal of the product candidate from the market.

U.S. manufacturing, labeling, storage and distribution activities also are subject to strict regulating and licensing by the FDA. The manufacturing facilities for our biopharmaceutical products are subject to periodic inspection by the FDA and other regulatory authorities and from time to time, these agencies may send notice of deficiencies as a result of such inspections. Our failure, or the failure of our biopharmaceutical manufacturing facilities, to continue to meet regulatory standards or to remedy any deficiencies could result in corrective action by the FDA or these other authorities, including the interruption or prevention of marketing, closure of our biopharmaceutical manufacturing facilities, and fines or penalties.

Regulatory authorities also will require post-marketing surveillance to monitor and report to the FDA potential adverse effects of our product candidates. Congress or the FDA in specific situations can modify the regulatory process. If approved, any of our product candidates' subsequent failure to comply with applicable regulatory requirements could, among other things, result in warning letters, fines, suspension or revocation of regulatory approvals, product recalls or seizures, operating restrictions, injunctions and criminal prosecutions.

The FDA's policies may change and additional government regulations may be enacted that could prevent or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action. If we are not able to maintain regulatory compliance, we might not be permitted to market our product candidates and our business could suffer.

In the future, we intend to distribute and sell our potential products outside of the United States, which will subject us to further regulatory risk.

In addition to seeking approval from the FDA for BF-PET, Cardio-PET and Vaso-PET in the United States, we intend to seek the governmental approval required to market BF-PET, Cardio-PET and Vaso-PET and our other potential products in European Union countries such as the United Kingdom, France, Germany, Belgium, Holland and Italy through third-parties. We may in the future also seek approvals for additional countries. The regulatory review process varies from country to country, and approval by foreign government authorities is unpredictable, uncertain and generally expensive. Our ability to market our potential products could be substantially limited due to delays in receipt of, or failure to receive, the necessary approvals or clearances. We anticipate commencing the applications required in some or all of these countries following approval by the FDA; however, we may decide to file applications in advance of the FDA approval if we determine such filings to be both time and cost effective. If we export any of our potential products that have not yet been cleared for domestic commercial distribution, such products may be subject to FDA export restrictions. Marketing of our potential products in these countries, and in most other countries, is not permitted until we have obtained required approvals or exemptions in each individual country. Failure to obtain necessary regulatory approvals could impair our ability to generate revenue from international sources.

Market acceptance of our potential products will be limited if users are unable to obtain adequate reimbursement from third-party payers.

Government health administration authorities, private health insurers and other organizations generally provide reimbursement for products like our product candidates, and our commercial success will depend in part on these third-party payers agreeing to reimburse patients for the costs of our potential products. Even if we succeed in bringing any of our product candidates to market, we cannot assure you that third-party payers will consider our potential products cost effective or provide reimbursement in whole or in part for their use.

Significant uncertainty exists as to the reimbursement status of newly approved health care products. Each of our product candidates is intended to replace or alter existing therapies or procedures. These third-party payers may conclude that our product candidates are less safe, effective or cost-effective than these existing therapies or procedures. Therefore, third-party payers may not approve our products candidates for reimbursement.

If third-party payers do not approve our product candidates for reimbursement or fail to reimburse for them adequately, sales will suffer as some physicians or their patients will opt for a competing product that is approved for reimbursement or is adequately reimbursed. Even if third-party payers make reimbursement available, these payers' reimbursement policies may adversely affect our ability and the ability of our potential collaborators to sell our potential products on a profitable basis.

The trend toward managed healthcare in the United States, the growth of organizations such as health maintenance organizations and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reduced demand for our products which could adversely affect our business, financial condition and results of operations.

In addition, legislation and regulations affecting the pricing of our product candidates may change in ways adverse to us before or after the FDA or other regulatory agencies approve any of our product candidates for marketing. While we cannot predict the likelihood of any of these legislative or regulatory proposals, if any government or regulatory agencies adopt these proposals, they could materially adversely affect our business, financial condition and results of operations.

Product liability claims may damage our reputation and, if insurance proves inadequate, the product liability claims may harm our business.

We may be exposed to the risk of product liability claims that is inherent in the biopharmaceutical industry. A product liability claim may damage our reputation by raising questions about our product's safety and efficacy and could limit our ability to sell one or more products by preventing or interfering with commercialization of our potential products.

In addition, product liability insurance for the biopharmaceutical industry is generally expensive to the extent it is available at all. There can be no assurance that we will be able to obtain and maintain such insurance on acceptable terms or that we will be able to secure increased coverage if the commercialization of our potential products progresses, or that future claims against us will be covered by our product liability insurance. Moreover, there can be no assurance that the existing coverage of our insurance policy and/or any rights of indemnification and contribution that we may have will offset any future claims. We currently maintain product liability insurance of $10 million per occurrence and in the aggregate for clinical trial related occurrences only. We believe that this coverage is currently adequate based on current and projected business activities and the associated risk exposure, although we expect to increase this coverage as our business activities and associated risks grow. A successful claim against us with respect to uninsured liabilities or in excess of insurance coverage and not subject to any indemnification or contribution could have a material adverse effect on our business, financial condition and results of operations.

We could be negatively impacted by the application or enforcement of federal and state fraud and abuse laws, including anti-kickback laws and other federal and state anti-referral laws.

We are not aware of any current business practice which is in violation of any federal or state fraud and abuse law. However, continued vigilance to assure compliance with all potentially applicable laws will be a necessary expense associated with product development. For example, all product marketing efforts must be strictly scrutinized to assure that they are not associated with improper remunerations to referral sources in violation of the federal Anti-Kickback Statute and similar state statutes. Remunerations may include potential future activities for our product candidates, including discounts, rebates and bundled sales, which must be appropriately structured to take advantage of statutory and regulatory "safe harbors." From time to time we engage physicians in consulting activities. In addition, we may decide to sponsor continuing medical education activities for physicians or other medical personnel. We also may award or sponsor study grants to physicians from time to time. All relationships with physicians, including consulting arrangements, continuing medical education and study grants, must be similarly reviewed for compliance with the Anti-Kickback Statute to assure that remuneration is not provided in return for referrals. Patient inducements may also be unlawful. Inaccurate reports of product pricing, or a failure to provide product at an appropriate price to various governmental entities, could also serve as a basis for an enforcement action under various theories.

Claims which are "tainted" by virtue of kickbacks or a violation of self-referral rules may be alleged as false claims if other elements of a violation are established. The federal False Claims Act, which includes a provision allowing whistleblowers to bring actions on behalf of the federal government and receive a portion of the recovery, applies to those who submit a false claim and those who cause a false claim to be submitted. Because our potential customers may seek payments from the federal healthcare programs for our product candidates, even during the clinical trial stages, we must assure that we take no actions which could result in the submission of false claims. For example, free product samples which are knowingly or with reckless disregard billed to the federal healthcare programs could constitute false claims. If the practice was facilitated or fostered by us, we could be liable. Moreover, inadequate accounting for or a misuse of federal grant funds used for product research and development could be alleged as a violation of the False Claims Act or other relevant statutes.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations, and additional legal or regulatory change.

Risks Related to Our Common Stock

Our stock price may be volatile.

The stock market, particularly in recent years, has experienced significant volatility particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Factors that could cause this volatility in the market price of our common stock include:

•	results from and any delays in our clinical trials;

•	failure or delays in entering additional product candidates into clinical trials;

•	failure or discontinuation of any of our research programs;

•	delays in establishing new strategic relationships;

•	delays in the development or commercialization of our potential products;

•	market conditions in the pharmaceutical and biotechnology sectors and issuance of new or changed securities analysts' reports or recommendations;

•	actual and anticipated fluctuations in our financial and operating results;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	issues in manufacturing our potential products;

•	market acceptance of our potential products;

•	third-party healthcare reimbursement policies;

•	FDA or other domestic or foreign regulatory actions affecting us or our industry;

•	litigation or public concern about the safety of our product candidates; and

•	additions or departures of key personnel.

These and other external factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in entrenchment of management or conflicts of interest that could cause our stock price to decline.

Our executive officers, directors, and their affiliates will beneficially own or control approximately 18.4% of the outstanding shares of our common stock (after giving effect to the conversion of all outstanding convertible preferred stock following the completion of this offering). Accordingly, these executive officers, directors and their affiliates, acting as a group, will have substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of our company, even if such a change of control would benefit our other stockholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors' perception that entrenchment of management or conflicts of interest may exist or arise.

We have not and do not anticipate paying any dividends on our common stock.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

As a result of the Merger, FluoroPharma became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.
As a result of the Merger, FlouroPharma became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if FluoroPharma had remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because FluoroPharma became public with a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with FluoroPharma becoming public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our Common Stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

There is currently no liquid trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our Common Stock.  We cannot predict how liquid the market for our Common Stock might become.  Our Common Stock is quoted for trading on the OTC Bulletin Board, however, as soon as is practicable, we anticipate applying for listing of our Common Stock on either the NYSE Amex, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell substantial amounts of our Common Stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our Common Stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock and has designated 3,500,000 preferred shares as Series A Preferred Stock. Our board of directors also has the authority to issue additional shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward-looking statements. These forward-looking statements include, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “intends,” “projects,” “will,” and other words of similar import or the negative of those terms or expressions. Forward-looking statements in this report include, but are not limited to, expectations of future levels of research and development spending, general and administrative spending, levels of capital expenditures and operating results, sufficiency of our capital resources, our intention to pursue and consummate strategic opportunities available to us, including sales of certain of our assets. Forward-looking statements subject to certain known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” of 10-K reports filed with the Securities and Exchange Commission and those described from time to time in our future reports filed with the Securities and Exchange Commission.

CORPORATE OVERVIEW

FluoroPharma Medical Inc. f/k/a Commercial E-Waste Management Inc. was organized January 25, 2007 under the laws of the State of Nevada. FluoroPharma Medical Inc.  f/k/a Commercial E-Waste Management Inc. served as an electronics waste management solution provider, specializing in the collection, retirement, storage and remarketing of excess, damaged or obsolete electronic assets, such as computer, telecommunications and other electronic office equipment.

FluoroPharma Inc., a Delaware corporation, is a molecular imaging company headquartered in Boston, MA. FluoroPharma Inc. was founded in 2003 to engage in the discovery, development and commercialization of proprietary products for the positron emission tomography (PET) market. The Company’s initial focus has been on the development of novel cardiovascular imaging agents that can more efficiently and effectively detect and assess acute and chronic forms of coronary artery disease (CAD). Molecular imaging pharmaceuticals are radiopharmaceuticals that enable early detection of disease through the visualization of subtle changes in biochemical and biological processes.

From and after the Merger, our business is conducted through our wholly owned subsidiary FluoroPharma Inc. The discussion of our business in this annual report is that of our current business which is conducted through FluoroPharma Inc.

BUSINESS

We are a biopharmaceutical company specializing in discovering, developing and commercializing molecular imaging pharmaceuticals with initial applications in the area of cardiology. Molecular imaging pharmaceuticals are radiopharmaceuticals that enable early detection of disease through the visualization of subtle changes in biochemical and biological processes.  We currently have two clinical-stage molecular imaging pharmaceutical product candidates: CardioPET and BFPET. Additionally we have identified potential candidates that may be useful in the detection and/or treatment of vulnerable plaque.

Our Product Candidates

CardioPET
CardioPET (Trans-9-[18F]-Fluoro-3, 4-Methyleneheptadecanoic Acid) is a novel molecular imaging agent in development by FluoroPharma for the assessment of myocardial metabolism. We intend to develop CardioPET for use in the following areas: (a) detection of ischemic and infarcted tissue in patients with suspected or proven forms of acute and chronic CAD, including those that cannot undergo stress-testing; and (b) Cardiac Viability Assessment (CVA), for the prediction of functional improvement prior to, or following revascularization in patients with acute CAD, including myocardial infarction.

BFPET

BFPET ([18F]-labeled cationic lipophilic tetraphosphonium) is a novel blood flow imaging agent being developed by FluoroPharma for use in conjunction with stress-testing for the detection of ischemic (reversibly damaged) and infarcted (irreversibly damaged) tissue within the myocardium in patients with suspected or proven chronic coronary artery disease (CAD).  BFPET has been designed to enter the myocardial cells of the heart muscle in direct proportion to blood flow and membrane potential—the two most important physiological indicators of adequate blood supply to the heart. BFPET has been designed to effectively differentiate among those cells of the myocardium that are ischemic, infarcted and those that are healthy. Because ischemic and infarcted cells take up significantly less BFPET than normal healthy myocardial cells, as mitochondrial seek agent, the signal emitted by BFPET is inversely proportional to the extent of myocardial injury.  Therefore, as a result of BFPET’s use, we believe ischemic heart tissue can be more reliably detected using BFPET. We anticipate that BFPET will primarily be used in conjunction with stress-testing for patients with suspected or proven chronic CAD. If approved, BFPET will represent the first molecular imaging blood flow agent commercialized for use in the cardiovascular segment of the PET imaging market.

BFPET has completed Phase I trials and is entering Phase II trials to assess its efficacy in CAD subjects.

FluoroPharma believes that CardioPET may be ideal for CVA through its ability to specifically identify jeopardized but viable myocardium—that is, heart tissue that has suffered an acute episode of ischemia, but is still viable. Identifying viable myocardium, also referred to as hibernating or stunned myocardium, from non-viable scar tissue is crucial because it is well documented that revascularization in patients with substantial viable myocardium results in improved left ventricular dysfunction and survival. Importantly, CardioPET, if approved, may have several significant advantages for assessing cardiac viability using PET, and would represent the first imaging agent available in the U.S. for use in patients with acute and chronic CAD that cannot undergo stress-testing. CardioPET is designed to provide the metabolic component for CVA. Accordingly, it may be used with either BFPET or other blood flow agents in performing CVA.

VasoPET

FluoroPharma is developing VasoPET, Diadenosine-5’5’’’-P1, P4-tetraphosphate (Ap4A) analogs, such as P2, P3-monochloromethylene diadenosine 5’, 5’’’-P1, P4-tetraphosphate (Ap2CHClp2A), as novel molecular imaging agent for the detection of “vulnerable” coronary artery plaque in patients with CAD. VasoPET, if approved, would represent the first PET cardiac pro duct to reliably image inflamed plaque and therefore may differentiate between vulnerable and stable coronary artery plaque.

The rupture of atherosclerotic plaques and the subsequent formation of thrombi are currently recognized as the primary mechanisms of myocardial and cerebral infarctions. Therefore, the detection of vulnerable plaque in atherosclerotic lesions is a desirable goal—and to date remains both a significant unmet clinical objective and a large unaddressed market opportunity.

Coronary artery plaques grow over time and progressively narrow the lumen of the coronary artery until blood flow to the heart diminishes to a critical level. The decrease in blood flow causes symptoms of chest pain (angina), at first during exercise and then progressively during rest. Rupture of the plaque and/or clot formation overlying the plaque may then result in myocardial ischemia and/or myocardial infarction. Coronary artery plaque that is “vulnerable” is differentiated from its “stable” form by a large lipid-rich atheromatous core, a thin fibrous cap, and infiltration by inflammatory cells such as macrophages. The risk factor for rupture (and subsequent heart attack) is currently thought to be independent of plaque size and arterial narrowing, but rather is thought to correlate more with the presence of inflammation.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, except for the impact of FASB Staff Position (“FSP”) 157-2. FSP 157-2 deferred the adoption of SFAS 157 for non financial assets and liabilities until years beginning after November 15, 2008. The Company adopted SFAS 157 effective July 1, 2008 and it did not have a material effect on our financial position and/or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in their statement of operations at each subsequent reporting date on items for which the fair value option has been elected. SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires additional information that will help investors and other financial statement users to understand the effect of an entity’s choice to use fair value on its results of operations. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. The Company adopted SFAS 159 effective July 1, 2008.  The Company did not make any elections for fair value accounting and therefore, it did not record a cumulative-effect adjustment to its opening accumulated deficit balance.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R changes accounting for acquisitions made by the Company with closing dates on or after July 1, 2009.  More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard.  SFAS 141R promotes greater use of fair values in financial reporting.  Some of the changes will introduce more volatility into earnings.  SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.  SFAS 141R will have an impact on the Company’s financial position, results of operations, and cash flows, but the effect is dependant upon the acquisitions that may be made in the future.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”), an amendment of ARB No. 51. SFAS 160 will change the accounting and reporting for minority interests which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of presentation and disclosure requirements for existing minority interests. The adoption of SFAS 160 did not have an impact on the Company's financial position, results of operations, and cash flows.

In December 2007, the FASB issued Emerging Issues Task Force (“EITF”) Issue 07-1, “Accounting for Collaborative Arrangements” (“EITF 07-1”). Collaborative arrangements are agreements between parties to participate in some type of joint operating activity. The task force provided indicators to help identify collaborative arrangements and provides for reporting of such arrangements on a gross or net basis pursuant to guidance in existing authoritative literature. The task force also expanded disclosure requirements about collaborative arrangements. This issue is effective for financial statements issued for fiscal years beginning after December 15, 2008 and is to be applied retrospectively for all collaborative arrangements existing as of the effective date. The  adoption of EIFT 07-1 has not had any impact the Company’s financial position, results of operations, and cash flows.

In July 2008, FASB issued EITF 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock". This issue was added to the EITF's agenda with the purpose of providing an overall framework for determining whether an instrument is indexed to an entity's own stock and whether such instruments or embedded features are classified as equity or a liability.  This issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 07-5did not have an impact on the Company's financial position, results of operations, and cash flows

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective immediately, including prior periods for which financial statements have not been issued. Therefore, the Company adopted the provisions of FSP 157-3 in its financial statements in the quarter ended December 31, 2008. The adoption did not have an impact on the Company's financial position, results of operations, and cash flows.

In April 2009, the FASB issued FASB Staff Position FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP 157-4”). FSP 157-4 supersedes FSP 157-3 and provides significant guidance for determining when a market has become inactive as well as guidance for determining whether transactions are not orderly. FSP 157-4 also provides guidance on the use of valuation techniques and the use of broker quotes and pricing services. It reiterates that fair value is based on an exit price and also that fair value is market-driven and not entity-specific. FSP 157- 4 applies to all assets and liabilities within the scope of FAS 157. In addition, FSP 157-4 amends SFAS 157 to require interim disclosures of the inputs and valuation technique(s) used to measure fair value as well as disclosure of information regarding changes in valuation techniques and related inputs, if any, on an interim basis. FSP 157-4 is effective for all interim and annual periods ending after June 15, 2009. The Company adopted the provisions of FSP 157-4 in the quarter ended June 30, 2009.  The adoption did not have an impact on the Company’s financial position, results of operations, and cash flows.

In April 2009, the FASB issued FASB Staff Position FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP 115-2”). FSP 115-2 provides guidance related to determining the amount of an other-than-temporary impairment (“OTTI”) of debt securities and prescribes the method to be used to present information about an OTTI in the financial statements. In addition, FSP 115-2 extends the disclosure requirements of SFAS 115 and FSP 115-1, which were previously generally only required for annual periods, to interim periods. FSP 115-2 is effective for all interim and annual periods ending after June 15, 2009. The Company adopted the provisions of FSP 115-2 in the quarter ended June 30, 2009.  The adoption did not have an impact on the Company’s financial position, results of operations, and cash flows.

In April 2009, the FASB issued FASB Staff Position FAS 107-1 and APB 28-1, “Interim Disclosures About Fair Value of Financial Instruments”   (“FSP 107-1”). FSP 107-1 amends SFAS 107, “Disclosures about Fair Value of Financial Instruments,” to require its disclosures in the interim financial statements of publicly traded companies. FAS 107 requires disclosures of the fair value of all financial instruments (recognized or unrecognized) except for those specifically excepted by paragraph 8 of SFAS 107, when practicable to do so. An entity must also disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. FSP 107-1 is effective for all interim and annual periods ending after June 15, 2009. The Company adopted the provisions of FSP 107-1 in the quarter ended June 30, 2009. Because FSP 107-1 requires only additional disclosures, the adoption of FSP 107-1 did not have an impact on the Company’s financial position, results of operations, and cash flows.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"), which is effective for interim and annual periods ending after June 15, 2009. SFAS· 165 provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The Company adopted the provisions of SFAS 165 in the fourth quarter of fiscal 2009 and it did not have a material impact on its consolidated financial position, results of' operations or cash flows. Refer to Note 17 for disclosure on subsequent events.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162" ("SFAS 168"), which approved the FASB Accounting Standards Codification ("Codification") as the single source of authoritative United States accounting and reporting standards for all non-governmental entities, except for guidance issued by the Securities and Exchange Commission. The Codification, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. Therefore, beginning with the Company's first quarter of fiscal 2010, all references made to generally accepted accounting principles in the United States ("U.S. GAAP") will use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing U.S. GAAP, it is not expected to have any impact on the Company’s consolidated financial position, results of operations or cash flows.

Critical Accounting Policies

This summary of significant accounting policies of FluoroPharma is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (GAAP) and have been consistently applied in the preparation of the financial statements.

The Financial Accounting Standards Board (FASB) issued the FASB Accounting Standards Codification (the Codification or ASC), which is an aggregation of previously issued authoritative GAAP in one comprehensive set of guidance, effective for reporting in the third quarter of 2009. In accordance with the Codification, references to previously issued accounting standards have been replaced by ASC references. Subsequent revisions to GAAP will be incorporated into the ASC through Accounting Standards Updates (ASU).

Accounting for Share-Based Payments
FluoroPharma follows the provisions of ASC Topic 718, which establishes the accounting for transactions in which an entity exchanges equity securities for services and requires companies to expense the estimated fair value of these awards over the requisite service period. FluoroPharma uses the Black-Scholes option pricing model in determining fair value. Accordingly, compensation cost has been recognized using the fair value method and expected term accrual requirements as prescribed, which resulted in employee stock-based compensation expense for the twelve month periods ended December 31, 2010 and 2009 of $86,985 and $157,933, respectively.

The Company accounts for share-based payments granted to non-employees in accordance with ASC Topic 505, “Equity Based Payments to Non-Employees.” The Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

The fair value of each share based payment is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:
	2010	2009
	(Unaudited)

Risk-free interest rate	3.24%	3.24%
Expected volatility	70%	70%
Dividend yield	0%	0%

Risk-Free Interest Rate. The interest rate used is based on the yield of a U.S. Treasury security as of the beginning of the year.

Expected Volatility. The Company calculates the expected volatility based on historical volatility of its former parent company.

Dividend Yield. The Company has never paid cash dividends, and does not currently intend to pay cash dividends, and thus has assumed a 0% dividend yield.

Expected Term. For options, the Company uses the option term as the expected term. For warrants, the Company uses the actual term of the warrant.

Pre-Vesting Forfeitures. Estimates of pre-vesting option forfeitures are based on Company experience. The Company will adjust its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less from date of purchase to be cash equivalents. Cash equivalents consisted of money market funds at December 31, 2010 and December 31, 2009.

Concentration of Risks
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company primarily maintains its cash balances with financial institutions in federally insured accounts. The Company has not experienced any losses to date resulting from this practice.

Earnings per Share
The Company computes net income (loss) per common share in accordance with ASC Topic 260. Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common share equivalents, such as options and warrants to purchase common stock, and convertible notes, if applicable, that are outstanding each year. The weighted average common stock includes both Class A and Class B common stock as these classes have the same rights with the exception of voting (see Note 10).

Basic and diluted earnings per share were the same for the three and twelve month periods ended December 31, 2010 and 2009, as including common stock equivalents in the calculation of diluted earnings per share would have been antidilutive. As of December 31, 2010, the Company had outstanding options exercisable for 2,283,000 shares of its common stock and warrants exercisable for 425,478 shares of its common stock, and notes payable convertible into 201,000 shares of common stock. At December 31, 2009, the Company had outstanding option exercisable for 1,933,000 shares of its common stock, and warrants exercisable for 394,278 shares of common stock.

Fair Value of Financial Instruments
The Company's financial instruments primarily consist of cash and cash equivalents and accounts payable. All instruments are accounted for on the historical cost basis, which, due to the short maturity of these financial instruments, approximates the fair value at the reporting dates of these financial statements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 : Quoted prices for identical instruments in active markets accessible at the measurement date.

Level 2 : Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 : Unobservable inputs for the instrument are only used when there is little, if any, market activity for the instrument at the measurement date. Price or valuation techniques require inputs that are both significant to the fair value measurement and unobservable (i.e. supported by little or no market activity).

Impairments
The Company assesses the impairment of long-lived assets, including other intangible assets, whenever events or changes in circumstances indicate that their carrying value may not be recoverable in accordance with ASC Topic 360-10-35, “Impairment or Disposal of Long-Lived Assets.” The determination of related estimated useful lives and whether or not these assets are impaired involves significant judgments, related primarily to the future profitability and/or future value of the assets. The Company holds investments in companies having operations or technologies in areas which are within or adjacent to our strategic focus when acquired, all of which are privately held and whose values are difficult to determine. The Company records an investment impairment charge if it believes an investment has experienced a decline in value that is other than temporary.

Management has determined that no impairments were required during the three and twelve month periods ended December 31, 2010 and 2009 or for the year ended December 31, 2009.

Income Taxes
The Company accounts for income taxes and the related accounts under the liability method. Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the income tax bases of assets and liabilities. A valuation allowance is applied against any net deferred tax asset if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

There is no unrecognized tax benefit included in the consolidated balance sheet that would, if recognized, affect the effective tax rate.

Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our balance sheets at December 31, 2010 or December 31, 2009, and have not recognized interest and/or penalties in the statement of operations for the three and twelve month periods ended December 31, 2010 and 2009.  See Note 9 - Income Taxes.

Intangible Assets
The Company’s intangible assets consist of technology licenses and website development costs, and are carried at the legal cost to obtain them. Intangible assets are amortized using the straight line method over the estimated useful life. Useful lives are as follows: technology licenses, five to 15 years; website development costs, three years.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The Company’s property and equipment at December 31, 2010 and December 31, 2009 consisted of computer and office equipment and machinery and equipment with estimated useful lives of three to five years. During the year ended December 31, 2009, machinery and equipment with a book value of $189,224 was disposed of, resulting in the settlement of $133,314 in accounts payable and a loss on disposition of $55,911.

Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Research and Development Costs
Research and development costs are expensed as incurred. The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life of the related asset.

Use of Estimates
The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, and include certain estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from those estimates.

Notes Payable

In November 2009, the Company issued a 6% convertible promissory note for $50,000 to an investor. In the event FluoroPharma does not complete a qualified financing and the holder does not voluntarily convert, FluoroPharma is required to repay the outstanding principal balance and accrued and unpaid interest on December 31, 2010. Interest on the outstanding principal amount of the note is payable at maturity. Interest expense for 2009 was $250. The Company used the net proceeds for product development, working capital and general corporate purposes.

The conversion option embedded in the note described above was not considered a derivative instrument and was not required to be bifurcated since it is indexed to FluoroPharma’s stock and is classified as stockholders’ equity. Equity classification of the embedded conversion option is met. Management also concluded that while the embedded conversion option is not required to be bifurcated, and the note could contain a beneficial conversion feature, it does not as the share prices on the date of issuance equaled the effective conversion price of the embedded conversion option.

In the first quarter of 2010, the Company issued a 6% convertible promissory note for $100,000 to an investor.  In the second quarter of 2010, the Company issued 8% convertible promissory notes for $150,000 to an investor.  In the third quarter of 2010, the Company issued 8% convertible promissory notes for $100,000 to an investor and an additional 6% convertible promissory note for $15,000 to an investor in exchange for expenses paid by the investor on behalf of the company. In the event FluoroPharma does not complete a qualified financing and the holders do not voluntarily convert, FluoroPharma was required to repay the outstanding principal balance and accrued and unpaid interest on December 31, 2010. The notes were subsequently extended under the same terms until June 30, 2011. The terms of the note are substantially the same as the note previously described. The Company used the net proceeds for product development, working capital and general corporate purposes.

Contractual Obligations

License Agreements
In the second quarter of 2009, FluoroPharma renegotiated three of its technology licenses with Massachusetts General Hospital (MGH) into one exclusive technology license. The renegotiated license stipulates FluoroPharma meet certain obligations, including, but not limited to, raising an aggregate $2 million in capital by the second quarter of 2010; and meeting certain development milestones relating to clinical trials and filings with the FDA. MGH has the right to cancel or make non-exclusive certain licenses on certain patents should the Company fail to meet stipulated obligations and milestones. Additionally, upon commercialization, FluoroPharma is required to make specified milestone payments and royalties on commercial sales.  MGH has provided a waiver with respect to the requirement to raising $2 million in capital by the second quarter of 2010 and considers our license current.

All of the Company’s other license agreements stipulate certain annual license fees and development milestone payments in addition to royalty payments upon commercialization.

Executive Employment Contracts
The Company has an employment contract with a key Company executive that provides for the continuation of salary and the grant of certain options to the executive if terminated for reasons other than cause, as defined in that agreement. The contract also provides for a $1 million bonus should FluoroPharma execute transactions as specified in the contract, including the sale of substantially all of the Company’s assets or stock or a merger transaction, any of which resulting in compensation to FluoroPharma’s stockholders aggregating in excess of $100 million for such transaction.  The Company had previously had an employment agreement with another key executive providing for the continuation of salary and the grant of certain options to the executive if terminated for reasons other than cause, as defined in that agreement.  At December 31, 2009, the future employment contract commitment for such key executive’s salary continuation based on these termination clauses was approximately $950,000.

Results of Operations

Three Months ended March 31, 2011 and 2010

Revenue

There were no operating revenues for the three months ended March 31, 2011 and 2010.

Research and Development Expenses

Research and development expenses were $0 and $16,650 for the three months ended March 31, 2011 and 2010, respectively. The decrease was due to decreases in clinical trial expenses overall in the three months ended March 31, 2011. We expect research and development expenses to increase in future quarters as we continue our clinical studies of our lead candidates in cardiology and pursue our strategic opportunities.

General and Administrative Expenses

General and administrative expenses were $17,033 and $86,844 for the three months ended March 31, 2011 and 2010, respectively. The decrease was due to decreased payroll, and legal and accounting fees in connection with a reduction in free cash. We expect general and administrative expenses to increase going forward, in the long term, as we proceed to move our technologies forward toward commercialization.

Interest and Other Income and Expenses, net

    Interest expense was $25,176 and $6,895 for the three months ended March 31, 2011 and 2010, respectively. The change in interest expense is mainly due to the change in notes payable issued for the purposes of bridge financing.

Twelve Months Ended December 31, 2010 and 2009

Revenue

There were no operating revenues for the twelve months ended December 31, 2010 and 2009.

Research and Development Expenses

Research and development expenses were $44,304 and $269,451 for the twelve months ended December 31, 2010 and 2009, respectively. The decrease was primarily due to decreases in clinical trial expenses overall in the twelve months ended December 31, 2010. We expect research and development expenses to increase in future quarters as we continue our clinical studies of our lead candidates in cardiology and pursue our strategic opportunities.

General and Administrative Expenses

General and administrative expenses were $446,310 and $652,519 for the twelve months ended December 31, 2010 and 2009, respectively. The decrease was due to decreased payroll, and legal and accounting fees in connection with a reduction in free cash. We expect general and administrative expenses to increase going forward, in the long term, as we proceed to move our technologies forward toward commercialization.

Interest and Other Income and Expenses, net

    Interest expense was $53,223 and $56,905 for the twelve months ended December 31, 2010 and 2009, respectively. The change in interest expense is mainly due to the change in notes payable issued for the purposes of bridge financing.  We do not expect interest expense to increase unless the Company is unable to raise additional capital through an equity financing or a partnering arrangement.

Liquidity and Capital Resources

As discussed elsewhere in this report, including further below, we have received a report from our independent registered public accounting firm regarding the consolidated financial statements for the twelve months ended December 31, 2010 that includes an explanatory paragraph stating that the financial statements have been prepared assuming we will continue as a going concern. The explanatory paragraph and note 2 to our consolidated financial statements state the following conditions, which raise substantial doubt about our ability to continue as a going concern: we have experienced significant operating losses, negative cash flows from operations since inception and has not established any revenue sources. The Company has sustained cumulative losses of $8,468,236 and $7,514,118 as of December 31, 2010 and December 31, 2009, respectively. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

The Company has historically financed its operations through issuances of equity and the proceeds of debt instruments. In the past, the Company has also provided for its cash needs by issuing common stock, options and warrants for certain operating costs, including consulting and professional fees. We continue to actively pursue various funding options, including equity offerings and debt financings, to obtain additional funds to continue the development of our products and bring them to commercial markets. The Company is currently negotiating several potential transactions; however, there can be no assurance that we will be successful in our efforts to raise additional capital.

The Company believes that the successful growth and operation of its business is dependent upon its ability to do any or all of the following:

•	obtain adequate sources of debt or equity financing to pay unfunded operating expenses and fund long-term business operations; and

•	manage or control working capital requirements by controlling operating expenses.

There can be no assurance that the Company will be successful in achieving its long-term plans as set forth above, or that such plans, if consummated, will enable the Company to obtain profitable operations or continue in the long-term as a going concern.

Net cash used in operating activities for the year ended December 31, 2010 was $475,556, which primarily reflected the net loss of $954,118 and changes in working capital. Net cash used in operating activities for the year ended December 31, 2009 was a positive $684,218, which primarily reflected losses of $132,005 and a gain on debt settlement of $1,358,127.

Net cash used by investing activities was approximately $4,775 for the twelve months ended December 31, 2010, which primarily reflected a loss on PP&E. Net cash used in investing activities of approximately $4,000 for the year ended June 30, 2008 related to the purchase of equipment in 2008.

  Net cash provided by financing activities was $490,000 for the twelve months ended December 31, 2010, which reflected the issuance of notes payable.  Net cash provided by financing activities was approximately $686,780 for the twelve months ended December 31, 2009, which primarily reflected the receipt of proceeds from the issuance of Class A common stock of $502,941 and Class B common stock of $622,947 which was offset by a repayment of advances to shareholders of approximately $1.57 million.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of May 16, 2011 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger and the Private Placement, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o FluoroPharma, Inc., 500 Boylston Street, Suite 1600, Boston, MA 02116. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of May 16, 2011, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

NAME OF BENEFICIAL OWNER	TITLE OF CLASS	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED(1)
Thijs Spoor (2)	Common Stock	69,398	0.4%
David R. Elmaleh (3)	Common Stock	3,412,539	18.8%
Walter Witoshkin (4)	Common Stock	161,250	0.9%
Peter S. Conti (5) *	Common Stock	35,738	0.2%

Officers and Directors as a Group (4 persons)	Common Stock	3,678,925	20.2%

MKM Capital Advisors (6)	Common Stock	2,098,837	11.5%
Platinum Long Term Growth VII LLC (7)	Common Stock	1,824,543	10.0%
___________________________
* Denotes less than 1%

Based upon 18,183,636 shares of our common stock outstanding.
Includes 69,398 shares of common stock. Does not include 24,289 warrants and 1,200,000 stock options.
Includes 3,412,539 shares of common stock. Does not include 130,723 warrants and 150,000 stock options.
Includes 161,250 shares of common stock. Does not include 75,000 stock options.
Includes 35,738 shares of common stock. Does not include 45,000 stock options.

Includes 2,038,596 shares of common stock held by MKM Opportunity Master Fund, Ltd, 60,241 shares of common stock held by MKM SP1, LLC.  Does not include 335,185 warrants held by MKM Opportunity Master Fund, Ltd. and 21,084 warrants held by MKM SP1, LLC.

Includes 1,824,543 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

The following persons became our executive officers and directors on May 16, 2011, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Thijs Spoor	39	Chief Executive Officer, President, Chief Financial Officer and Director
David Elmaleh, Ph.D	63	Chief Scientific Officer and Chairman of the Board of Directors
Walter Witoshkin	66	Director
Peter S. Conti, M.D., Ph.D	55	Director

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

Johan M. (Thijs) Spoor . Mr. Spoor holds a Nuclear Pharmacy degree from the University of Toronto as well as an M.B.A. from Columbia University with concentrations in finance and accounting. Mr. Spoor has been a guest lecturer at Columbia Business School, Kings College in London and the University of Newcastle in Australia and holds NASD Series 7, 63, 86 and 87 licenses.  Mr. Spoor previously held the title of CFO for Sunstone BioSciences for the period from February, 2010 through September 2010. Prior to joining Sunstone BioSciences, he worked as a consultant at Oliver Wyman  from December 2008 through February 2010 focusing on helping pharmaceutical and medical device companies evaluate their global revenue potential given the complex interplay of regulatory approvals, the reimbursement environment, as well as the impact of physician preference within constantly evolving standards of care. He further specialized on the implications of healthcare reform on new product approval and health insurance reform.  Mr. Spoor has also been an equity research analyst at J.P. Morgan from July 2007 through October 2008 and Credit Suisse from November 2005 through July 2007 covering the Biotechnology and Medical Device industries. Prior to his career on Wall Street Mr. Spoor worked in the pharmaceutical industry spending 11 years with Amersham / GE Healthcare where he worked in 7 countries in a variety of roles including setting up GMP facilities, accountability for the nuclear cardiology portfolio and most recently as the Director of New Product Opportunities leading the PET strategic plan.

David R. Elmaleh, Ph.D. Dr. Elmaleh, is the founder and Chief Scientific Advisor of FluoroPharma, Inc. Dr. Elmaleh founded FluoroPharma, Inc. in 2003.  Dr. Elmaleh is an Associate Professor at Harvard Medical School since December 1976 and the Director of Contrast Media Chemistry at the Massachusetts General Hospital since December 1976. He is an inventor of three drugs that are in use in man or in late stage clinical trials including: The radiopharmaceutical preparation of (2FDG) which has been used in over a million PET imaging procedures, Beta-methyl modified fatty acid (BMIPP), a commercially successful cardiac SPECT agent in Japan, and Altropane which has completed Phase III clinical trials. His recent work has included extensive research on imaging compounds to improve the speed and effectiveness of cardiovascular disease diagnosis which constitutes the technology licensed from MGH to FluoroPharma. He is a co-author on over 120 publications and an inventor of over 40 issued and pending patents in a range of disciplines, including molecular imaging and CNS pharmaceuticals (neurodegenration and mental diseases).  Dr. Elmaleh is a recipient of numerous NIH and DOE awards, and has participated as a reviewer for the National Institute of Health (NIH).  He is the Scientific Founder of Biostream (now Molecular Insight Pharmaceuticals) and Mersana as well as several other start-ups. He holds a BSc in Physics and Chemistry, and an MS and PhD in Chemistry from the Hebrew University of Jerusalem.

Walter Witoshkin. Mr. Witoshkin was the Chairman & CEO of QuantRx Biomedical Corporation, a medical technology company with leading edge diagnostic and therapeutic technologies from April 2005 through August 2010.  Mr. Witoshkin has held executive positions in the healthcare and pharmaceutical industries including senior financial positions at Wyeth Labs (American Cyanimade), VP Business Development and CFO positions at SmithKline Beecham (now Glaxo SmithKline) and Menley & James Laboratories, Inc.  He is a founding partner of the Trident Group, a global consultancy to the pharmaceutical industry.

Peter S. Conti, M.D., Ph.D. Dr. Conti is a tenured Professor of Radiology, Pharmacy and Biomedical Engineering at the University of Southern California, as well as Director of the USC Positron Imaging Science Center and Clinic since its inception in 1991.  He is also the Director of the Molecular Imaging Laboratory at USC.  Dr. Conti received his medical and doctoral degrees from Cornell University, and completed his residency in Diagnostic Radiology and Fellowship in Nuclear Medicine at The Johns Hopkins Medical Institutions.  Dr. Conti is Board Certified in both Diagnostic Radiology and Nuclear Medicine.  He is a Fellow of the American College of Radiology and of the American College of Nuclear Medicine Physicians.  He was elected to Best Doctors in America in 2005 and 2007, ranked in the top 10 in Nuclear Medicine in 2006 and 2007 by Medical Imaging, and included in the 25 Most Influential by RT Image.  He has over 300 peer-reviewed scientific articles and abstracts in the field of Molecular Imaging.  Dr. Conti is a past President of the Society of Nuclear Medicine (SNM), and continues to serve on a number of committees for the Society, including those involving government and regulatory affairs related to the development of Molecular Imaging technology and its applications in medicine.  His research focuses on development of novel diagnostic imaging agents for oncology applications.

Family Relationships

There are no family relationships between any of our directors and our executive officers.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law

Audit Committee

Walter Witoshkin and Thijs Spoor serve on the audit committee of the Board of Directors with  Mr. Witoshkin serving as the Chairman.  Mr. Spoor is not an independent director according to the rules of the NASDAQ Stock Market LLC.

Compensation Committee

Walter Witoshkin and Peter Conti serve on the compensation committee of the Board of Directors, with Dr. Conti serving as the Chairman.

Nominating Committee

We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

We do not presently have a code of ethics. Our board of directors intends to adopt a Codes of Ethics in the near future.

EXECUTIVE COMPENSATION

 The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last three completed fiscal years. We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Thijs Spoor	2010	-	-	-	-	-	-	-
	2009
	2008	-	-	-	-	-	-	-

Anna Chalmers*	2010	-	-	-	-	-	-	-
	2009
	2008	-	-	-	-	-	-	-

Brenda Pfeifer**	2010	-	-	-	-	-	-	-
	2009	-	-	-	-	-	-	-
	2008	-	-	-	-	-	8,533	8,533

*Ms. Chalmers resigned as our President, CEO, CFO and Director on May 16, 2011
**Ms. Pfeifer resigned as our President on December 15, 2008

Outstanding Equity Awards at Fiscal Year-End Table.

None of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Employment Agreements with Executive Officers

Thijs Spoor

Effective as of January 1, 2011, our wholly owned subsidiary, FluoroPharma, entered into an employment agreement (the “Spoor Agreement”) with Mr. Spoor pursuant to which Mr. Spoor serves as the President and Chief Executive Officer of the Company commencing on May 1, 2011. The Spoor Agreement provides for annual compensation  of $175,000 and can be terminated at any time for cause, or without cause; provided however, if Mr. Spoor is terminated for cause, he is  entitled to receive a severance payment of $200,000. The Spoor Agreement provides for the payment of a bonus upon the occurrence of certain conditions and the grant of up options to purchase up to 800,000 shares of common stock of the Company. We intend to enter into an assignment agreement pursuant to which the employment agreement with Mr. Spoor will be assigned to us.

Effective as of March 9, 2009, our wholly owned subsidiary, FluoroPharma entered into an employment agreement with David Elmaleh, pursuant to which Dr. Elmaleh served as President and CEO. The agreement provides for annual compensation of $189,000. We are currently in negotiations with Mr. Elmaleh to enter into an employment agreement with the Company pursuant to which he will serve as our Chief Scientific Officer.

Director Compensation

The company pays the non-executive directors a quarterly stipend of $7,500 to compensate them for their time and attendance at board meetings and for phone calls as required. The two independent directors have also received stock option grants of 25,000 shares with a strike price of $1.40.

Stock Option And Other Long-term Incentive Plan

On February 14, 2011, our Board of Directors and stockholders adopted the 2011 Equity Incentive Plan (the “2011 Plan”). Under the 2011 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded.  The 2011 Plan has reserved 6,475,750 shares of common stock for issuance, of which a maximum of 161,250 may be issued as restricted stock.

(a)          Purpose . The primary purpose of the 2011 Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.
(b)          Administration . The 2011 Plan will be administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors.

(c)          Eligibility . Under the 2011 Plan, options may be granted to employees, officers, directors or consultants of the Company, as provided in the 2011 Plan.

(d)          Terms of Options . The term of each option granted under the 2011 Plan shall be contained in a stock option agreement between the optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the 2011 Plan, including the following:

•
Purchase Price . The purchase price of the common stock subject to each incentive stock option shall not be less than the fair market value (as set forth in the 2011 Plan), or in the case of the grant of an incentive stock option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted, but in no event shall the purchase price be less than $0.83;

•
Vesting . The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such option is granted. Unless otherwise provided in the grant agreement, in the event of a change of control (as set forth in the Incentive Stock Plan ) all unvested shares shall immediately become vested;

•
Expiration . Any option granted to an employee of the Company shall become exercisable over a period of no longer than five years. No option shall in any event be exercisable after ten years from, and no Incentive Stock Option granted to a ten percent shareholder shall become exercisable after the expiration of five years from, the date of the option;

•
Transferability . No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by such optionee. No option granted under the 2011 Plan shall be subject to execution, attachment or other process;

•
Option Adjustments. In the event of any change in the outstanding Company’s stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of common stock (i) reserved under the 2011 Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the exercise prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

(e) Termination, Modification And Amendment . The Board may, in so far as permitted by law, from time to time, suspend or terminate the 2011 Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the 2011 Plan, (ii) decrease the price at which grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive grants under the 2011 Plan; provided, however, no such action shall alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant thereunder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

FluoroPharma, Inc.

We currently utilize office space that is leased by a company in which our Chairman and Chief Scientific Officer David Elmaleh, Ph.D. has an ownership interest. We do not have a written agreement governing such use, and such use is subject to termination without notice.  We do not intend to enter into a lease for such space.  Our monthly rent is $2,000. We are in arrears in the payment for the use and occupancy of such space.

FluoroPharma has entered into an Exclusive License Agreement with David Elmaleh dated as of August 16, 2005 pursuant to which Dr. Elmaleh granted to the Company the sole, exclusive worldwide, royalty-bearing license to Dr. Elmaleh’s rights in certain patents. Pursuant to the License Agreement, the Company paid a non-refundable license issue fee of $20,000 and agreed to pay reasonable expenses of incurred by Dr. Elmaleh for the preparation, filing prosecution and maintenance of his patent rights. In addition, the agreement provides for an annual maintenance fee of $10,000, payments based upon the achievement of certain milestones and royalty payments of 4% beginning with the first commercial sale. The agreement provides for a minimum annual payment of $50,000 for each calendar year after the calendar year in which the first commercial sale occurs. Unless otherwise terminated pursuant to the terms of the agreement, the term shall continue until the all patents and patent applications of the patent rights have expired or been abandoned.

David Elmaleh, as an inventor of certain patents held by Massachusetts General Hospital, which are licensed to FluoroPharma, receives a portion of royalty payments paid to Massachusetts General Hospital.  From the beginning of the Company’s fiscal year on January 1, 2011, such payments aggregate to less than $120,000 and it is not currently anticipated that through the end of the Company’s current fiscal year that such payments will in the aggregate exceed $120,000.

David Elmaleh and Thijs Spoor converted $310,000 and $57,600, respectively, in deferred compensation into the Private Placement Offering upon the same terms and conditions as the investors. We issued 373, 494 and 69,398 shares, respectively to Dr. Elmaleh and Mr. Spoor and issued warrants to purchase 130,723 and 24,289 shares of common stock, respectively to Dr. Elmaleh and Mr. Spoor.

FluoroPharma Medical, Inc.

In January 30, 2007, we issued 10,000,000 shares of $0.001 par value common stock to Brenda Pfeifer, our former President and Director, in exchange for services performed valued at $10,000, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives.

On September 9, 2007, we borrowed $9,000 from Eugene Pfeifer, a former officer of the Company.  The note bears no interest, is due and payable on September 1, 2009 and contains no prepayment penalty.

During 2007, Brenda Pfeifer donated cash in the amount of $65.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

During 2008, Brenda Pfeifer donated cash in the amount of $310.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On December 15, 2008, Anna Chalmers purchased an aggregate of 10,000,000 shares of common stock of the Registrant, constituting approximately 91% of the issued and outstanding common stock of the Registrant, from Brenda Pfeifer in a private transaction pursuant to Section 4(1) of the Securities Act of 1933, as amended, for a purchase price of $1,000.

Through the years ended December 31, 2009 and 2008, we paid a total of $0 and $2,430 in commissions to various related parties, respectively.

Through the year ended December 31, 2009 and 2008, we paid a total of $0 and $18,833 to related parties for services rendered, respectively.

During the year ended December 31, 2009, an officer and director of the Company donated cash in the amount of $300.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

During the year ended December 31, 2009, a former officer and director agreed to satisfy certain liabilities of the Company totaling $2,211.  The entire amount in considered to be donated, is not expected to be repaid and is considered to be additional paid-in capital.

Through February 14, 2011, FPM used office space and services provided without charge by Anna Chalmers, the Company’s then sole officer and director.

Item 3.02         Unregistered Sales of Equity Securities

Sales by FluoroPharma, Inc.

On May 5, 2009, FPI issued 1,148,275 shares of Class A common stock to QuantRx Biomedical Corp. for the conversion of approximately $1,568,567 of debt.

On May 5, 2009, FPI issued David Elmaleh, Ph.D 406,030 shares of Class A common stock for the conversion of $112,000 of debt.

In May and June 2009, FPI issued an aggregate of 376,374 shares of Class A common stock to settle certain accounts payables in the aggregate amounts of $131,872.

On May 5, 2009, FPI issued an aggregate of 2,000,000 shares of Class B common stock to certain accredited investors pursuant to certain subscription agreements for aggregate gross proceeds of $500,000.

On May 19, 2009, FPI issued David Elmaleh, Ph. D 200,000 shares of Class B common stock pursuant to a subscription agreement for proceeds of $50,000.

On May 1 and 2, 2009, FPI issued an aggregate of 291,788 shares of Class B common stock to certain accredited investors pursuant to certain subscription agreements for aggregate gross proceeds of $72,947.

On October 19, 2009, FPI issued 200,000 shares of Class B common stock to an accredited investor pursuant to a subscription agreement for gross proceeds of $50,000.

Between April 2010 and February 2011, FPI issued 46,800 warrants to purchase shares of Class A common stock in connection with the issuance of certain Convertible Promissory Notes in the aggregate principal amounts of $585,000.

Sales by the Company

On January 30, 2007, we issued 10,000,000 shares of our common stock to Brenda Pfeifer, our founding shareholder and former officer and director.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $10,000.  Mrs. Pfeifer received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder’s shares.  Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital.  At the time of the issuance, Mrs. Pfeifer had fair access to and was in possession of all available material information about our company, as is an officer and director of FluoroPharma Medical, Inc. f/k/a Commercial E-Waste Management, Inc.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In July 2007, we sold an aggregate of 1,000,000 shares of our common stock to 28 shareholders, all of whom are not affiliated with us.  The shares were issued at a price of $0.05 per share for total gross cash proceeds in the amount of $50,000.  There were no commissions or discounts and this was a best efforts, self-underwritten offering conducted by the issuer.  The shares bear a restrictive transfer legend.  This July 2007 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about FluoroPharma Medical, Inc. f/k/a  Commercial E-Waste Management, Inc.  Each purchaser was given the opportunity to ask questions of us.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

On December 15, 2008, our former majority stockholder, Brenda Pfeifer, sold her entire position in our common stock, consisting of 10,000,000 shares, to Anna Chalmers in a private transaction exempt from registration in accordance with Section 4(1) of the Securities Act of 1933.

On February 14, 2011, we accepted subscriptions for the sale of an aggregate of 4,783,741 shares of our common stock, par value $.001 per share in a private placement (the “Private Placement”) at a price of $0.83 per share for aggregate gross proceeds of $3,000,000, plus the conversion of $367,000 of deferred compensation to certain officers and directors of FPI and the automatic exchange at 110% of the outstanding principal amount plus all accrued and unpaid interest (the “Outstanding Balance”) of certain Convertible Promissory Notes issued by FPI with an Outstanding Balance of $602,905. Investors received a four-year warrant to purchase 25% of the Shares purchased and 100% of the shares purchased for those investors who invested a minimum of $3,000,000. The warrants are exercisable at exercise prices ranging from $1.33 to $2.00. Burnham Hill Partners LLC received cash fees of $ 244,950 and 468,714 placement agent warrants to purchase shares of the Company’s common stock at a price per share of $0.83. Monarch Capital Group, LLC received cash fees of $7,000 and 12,075 placement agent warrants to purchase shares of the Company’s common stock at a price per share of $0.83.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Description of Capital Stock

Authorized Capital Stock

We have authorized 200,000,000 shares of capital stock, par value $0.001per share, of which 100,000,000 are shares of common stock and 100,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger, the issuance of 2,611,375 shares in connection with the Private Placement, we have issued and outstanding securities on a fully diluted basis:

•	18,183,636 shares of common stock;
•	1,807,229 shares of preferred stock;
•
Warrants to purchase 2,917,506 shares of common stock as follows: (i) 438,293 warrants to purchase shares at an exercise price of $0.83, (ii) 86,250 warrants to purchase shares at an exercise price of $0.96, (iii) 426,417 warrants to purchase shares at an exercise price of $1.00, (iv) 1.887,796 warrants to purchase shares at an exercise price of $1.33, and (v) 78,750 warrants to purchase shares at an exercise price of $2.00;

•
Options to purchase 4,101,000 shares of common stock as follows: (i) 315,000 options to purchase shares at an exercise price of $0.13, (ii) 885,000 options to purchase shares at an exercise price of $0.17, (iii) 1,680,000 options to purchase shares at an exercise price of $0.50, (iv) 318,000 options to purchase shares at an exercise price of $0.67, (v) 573,000 options to purchase shares at an exercise price of $0.95, (vi) 165,000 options to purchase shares at an exercise price of $1.17, and (vii) 165,000 options to purchase shares at an exercise price of $1.33.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights.  The holders of our common stock do not have cumulative rights in the election of directors. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our Board of Directors has designated 3,500,000 shares as Series A Preferred Stock, of which 1,500,000 are currently outstanding. The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designation filed with the Secretary of State on May 13, 2011.

A summary of the rights and preferences of the Series A Preferred Stock follows:

Dividends: Holders of our Series A Preferred Stock are entitled to cumulative dividends at the rate of 10% per annum of the stated value of the Series A Preferred Stock before any dividends are paid on any other stock of the Company. The rate of dividend payment shall be increased to 12% per annum effective July 1, 2012, if the Company fails to consummate a Qualified Financing, as such term is defined in the Certificate of Designation, with aggregate gross proceeds of $7,000,000 on or before June 30, 2012 or the shares of common stock into which the preferred is convertible are not included in an effective registration statement or not otherwise eligible for sale under Rule 144.

Voting: Holders of our Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and shall have the number of votes as they would have been entitled to have the shares of preferred stock been converted into common stock of the Company. As long as 25% of the shares of Series A Preferred Stock are outstanding, the Company is prohibited from taking certain actions as set forth in the Certificate of Designation, without the consent of the holders of a majority of the outstanding Series A Preferred Stock.

Conversion: The holders of our Series A Preferred Stock have the right to convert their Series A Preferred Stock at their option, into shares of common stock of the Company equal to the quotient of (i) the sum of the stated value of the shares and all accrued and unpaid dividends divided by the conversion price in effect at the time. The conversion price is set at $.83 per share, subject to adjustment as provided in the Certificate of Designation. The Series A Preferred Stock shall be mandatorily converted into common stock   upon the occurrence of certain conditions as provided in the Certificate of Designation, including, the payment of a stock dividend, implementation of a stock split, occurrence of certain fundamental transactions, issuance of additional shares of common stock and common stock equivalents.

Board Observer/Director: The holders of a majority of the Series A Preferred Stock shall have the right to appoint an observer to the Company’s Board of Directors. In addition, if the Company shall not have consummated a Qualified Financing for aggregate gross proceeds of $7,000,000 or before June 30, 2011, the holders of a majority of the then outstanding Series A Preferred stock shall have the right to designate a director to serve on the Company’s Board of Directors.

The foregoing is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designation which is attached to this filing as an exhibit, which is incorporated by reference into this amended 8-K.

Warrants

We issued four-year warrants to purchase 1,817,593 shares of our common stock, at exercise price of $1.33 in the Private Placement. We are prohibited from effecting the exercise of the warrants to the extent that as a result of such exercise the holder of the exercised warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the exercise of the warrants. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. In the event that we are not in material compliance with our registration obligations set forth in the registration rights agreement entered into with the investors in the Private Placement, then the investors have a cashless exercise option upon exercising their warrants.

Options

On the closing date of the Merger, we granted options, pursuant to our 2011 Equity Incentive Plan, to purchase an aggregate of 4,423,500 shares of our common stock to those persons who held options of FPI prior to the Merger.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

We have agreed to file a “resale” registration statement with the SEC covering all shares of our common stock sold in the Private Placement and underlying the Warrants on or before the date which is 60 days after the Closing of the Private Placement. We will maintain the effectiveness of the “resale” registration statement until all the securities registered have been sold or may be sold under Rule 144. We have agreed to use commercially reasonable efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 150 days after the Closing  of the Private Placement Date, or 180 days if the Registration Statement is reviewed by the SEC.

Indemnification of Directors and Officers

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence

Limitation of Liability of Directors

Our certificate of incorporation provides that, to the fullest extent permitted by the Nevada Revised Statutes, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA).

The transfer agent for our common stock is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940. We will serve as warrant agent for the outstanding warrants.

 Item 5.01         Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our officers and directors resigned as of May 16, 2011, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 13, 2011, the Company filed a Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock with the Secretary of State of Nevada.  A description of the Series A Preferred Stock is included herein.

Item 5.06         Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01         Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired . In accordance with Item 9.01(a), FluoroPharma, Inc. audited financial statements for the fiscal years ended December 31, 2010 and 2009 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)  Pro Forma Financial Information . In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 16, 2011, by and among FluoroPharma Medical, Inc., FPI Merger Corporation and FluoroPharma, Inc.*
2.2
Certificate of Merger, dated May 16, 2011 merging FPI Merger Corporation with and into FluoroPharma, Inc. (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)

3.1
Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock, filed with the Secretary of State of Nevada on May 13, 2011 (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)

10.1	Form of Subscription Agreement - Lead Investor (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
10.2	Form of Subscription Agreement - Other Investors (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
10.3	Form of Investor Warrant (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
10.4	Form of Registration Rights Agreement (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
10.5	FluoroPharma Medical, Inc. 2011 Incentive Plan (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
21	List of Subsidiaries (Incorporated by refernce to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2011)
99.1	FluoroPharma, Inc. audited financial statements for the years ended December 31, 2010 and 2009*
99.2	Unaudited financial statements for the three months ended March 31, 2011 and 2010.*
99.3	Pro forma unaudited consolidated financial statements for the year ended December 31, 2010 and the three months ended March 31, 2011*

 * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2011	FluoroPharma Medical, Inc. By: /s/ Johan M. (Thijs) Spoor
Johan M. (Thijs) Spoor CEO, President and CFO